UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MICROS SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICROS SYSTEMS, INC.

7031 Columbia Gateway Drive

Columbia, Maryland 21046-2289

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 22, 2013

The Annual Meeting of Stockholders of MICROS Systems, Inc. will be held on Friday, November 22, 2013, at 11:00 a.m., at the MICROS corporate headquarters building, 7031 Columbia Gateway Drive, Columbia, Maryland, 21046. The items of business for the meeting are:

(1)	Election of seven directors to hold office for one year terms and until their respective successors are duly elected and qualified (“Proposal 1”) (the Board of Directors recommends a vote FOR the election of the nominated directors);

(2)	Consideration of a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year (“Proposal 2”) (the Board of Directors recommends a vote FOR this proposal);

(3)	Consideration of a proposal to amend the MICROS Systems, Inc. 1991 Stock Option Plan to authorize the issuance of an additional 1,200,000 shares of Common Stock under the plan (“Proposal 3”) (the Board of Directors recommends a vote FOR this proposal);

(4)	Consideration of a proposal to amend the MICROS Systems, Inc. 1991 Stock Option Plan to extend the termination date of the plan from December 31, 2014 to December 31, 2017 (“Proposal 4”) (the Board of Directors recommends a vote FOR this proposal);

(5)	Consideration of a proposal to approve, on an advisory basis, the compensation of our named executive officers (“Proposal 5”) (the Board of Directors recommends a vote FOR this proposal); and

(6)	Such other business as may properly come before the Annual Meeting.

The close of business on September 17, 2013, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

Columbia, Maryland	/s/	Thomas L. Patz
October 11, 2013		Thomas L. Patz, Executive Vice President,
Strategic Initiatives, General Counsel and
Corporate Secretary

Every stockholder vote is important. To assure that your shares are represented at the annual meeting, whether or not you plan to attend the meeting, please complete and return your proxy card or vote by telephone or the Internet by following the instructions on your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 22, 2013:

The proxy statement and Form 10-K are available at: www.micros.com/InvestorRelations/ProxyAndAnnualReport/2013/.

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MICROS SYSTEMS, INC.

7031 Columbia Gateway Drive

Columbia, Maryland 21046-2289

PROXY STATEMENT

Annual Meeting of Stockholders

November 22, 2013

VOTING RIGHTS AND PROXY SOLICITATION

This Proxy Statement is furnished to stockholders of MICROS Systems, Inc. (“MICROS” or the “Company”) in connection with the solicitation by MICROS’s Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on Friday, November 22, 2013, at 11:00 a.m., at the MICROS corporate headquarters building, 7031 Columbia Gateway Drive, Columbia, Maryland, 21046, and at any adjournments or postponements of the meeting. Distribution of this proxy statement and the form of proxy is commencing on or about October 11, 2013.

You can ensure that your shares are voted at the meeting by completing, signing, dating, and returning the enclosed proxy card in the envelope provided, or by voting via telephone or the Internet in accordance with the instructions on the proxy card. Submitting your proxy will not affect your right to attend and vote at the meeting. A stockholder who submits a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequently dated proxy, or by filing with the Corporate Secretary of the Company a written notice of revocation.

If you execute and return the proxy by mail to the Company in time to be voted at the Annual Meeting, or otherwise submit the proxy by telephone or the Internet in time to be voted at the Annual Meeting, then the shares represented by the proxy will be voted in accordance with the instructions you submit on the proxy card or by telephone or the Internet. Executed but unmarked proxies will be voted FOR the election of the director nominees described in this proxy statement, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, FOR approval of an amendment to the MICROS Systems Inc. 1991 Stock Option Plan authorizing the issuance of an additional 1,200,000 shares, FOR the approval of an amendment to the MICROS Systems Inc. 1991 Stock Option Plan extending the termination date of the plan to December 31, 2017, and FOR the advisory approval of the compensation of our named executive officers. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote in their discretion on those matters.

We bear the cost of our solicitation of proxies. In addition to our solicitation of proxies by mail, we (acting through our directors, officers, and other associates) may also solicit proxies personally or by telephone, mail, e-mail, fax, or other form of electronic media. We will reimburse brokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting materials to beneficial owners of shares of MICROS Common Stock. We may retain a proxy solicitor if we determine that such action is appropriate.

Each share of Company Common Stock entitles the holder to one vote. There are no cumulative voting rights.The Company’s Board of Directors has fixed the close of business on September 17, 2013 as the record date for determination of stockholders entitled to vote at the meeting. On that date, 75,429,053 shares of Common Stock were outstanding. The presence in person or by proxy of stockholders holding of record a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a bank, broker, or other holder of record does not vote on a particular proposal because that holder does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner. If holders of a sufficient number of shares to constitute a quorum are not present in person or by proxy, the Annual Meeting may be adjourned or postponed to permit the further solicitation of proxies.

On September 13, 2013, the Board of Directors amended our By-Laws to implement majority voting in uncontested director elections. As a result, at the Annual Meeting, Directors will be elected by a majority of the votes cast. For this purpose, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. Each of our director nominees is currently serving on the Board of Directors. Under a policy referenced in and attached to our corporate governance guidelines that the Board adopted in conjunction with the By-Law amendment, each incumbent director nominee has submitted an irrevocable letter of resignation that the Board of Directors may accept if stockholders do not re-elect the Director at the Annual Meeting. In that situation, our Compensation and Nominating Committee would make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether to take other action. The Board of Directors would act on the resignation, taking into account the Compensation and Nominating Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results are certified.

A majority of all votes cast at the meeting is required to approve any other matter that properly comes before the meeting. Abstentions and broker non-votes are not counted for purposes of voting on these matters.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the number of shares of the Company’s Common Stock beneficially owned as of August 31, 2013, unless otherwise noted, by (1) all stockholders known by the Company to beneficially own more than five percent of the Company’s outstanding Common Stock, (2) each of the directors, (3) each executive officer of the Company named in the Summary Compensation Table that is included in the “Executive Compensation” section of this proxy statement, and (4) all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with Securities and Exchange Commission (“SEC”) regulations, and means voting or investment power with regard to shares of Company Common Stock. The percentage ownership shown in the table below is based on the 75,825,386 shares outstanding on August 31, 2013. In addition, shares of the Company’s Common Stock subject to options held by a person listed in the table that were exercisable on August 31, 2013 (or that would become exercisable within 60 days of August 31, 2013) are deemed outstanding for purposes of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

	Number of Shares
	of Common Stock
	Beneficially Owned as of		Percent of
Individual or Group	August 31, 2013 (1)		Class

A. L. Giannopoulos	890,000	(2)	1.2%
Chairman of the Board of Directors
Peter A. Altabef	0		Less than 1%
President and Chief Executive Officer, Director
Louis M. Brown, Jr.	107,000		Less than 1%
Director
B. Gary Dando	3,334	(3)	Less than 1%
Director
F. Suzanne Jenniches	15,621	(4)	Less than 1%
Director
John G. Puente	27,334	(5)	Less than 1%
Director
Dwight S. Taylor	7,384	(6)	Less than 1%
Director
Kaweh Niroomand	585,499	(7)	Less than 1%
Executive Vice President, Europe-Africa-Middle East Region
Thomas L. Patz	715,851	(8)	Less than 1%
Executive Vice President, Strategic Initiatives, General Counsel and Corporate Secretary
Stefan Piringer	469,999	(9)	Less than 1%
Executive Vice President, Asia-Pacific Region
Cynthia A. Russo	360,555	(10)	Less than 1%
Executive Vice President and Chief Financial Officer

Directors and Executive Officers as a group (15 persons)	3,762,460	(11)	5.0%

Value Act Capital Master Fund L.P.	5,924,806	(12)	7.5%
435 Pacific Avenue, Fourth Floor, San Francisco CA 94133

Neuberger Berman Group LLC	5,358,831	(13)	6.7%
605 Third Avenue, New York, NY 10158

BlackRock Inc	4,514,190	(14)	5.6%
40 East 52nd Street New York, NY 10022

Wellington Management Co LLP	4,387,960	(15)	5.5%
280 Congress Street, Boston MA 02210

Columbia Wanger Asset Management LLC	4,170,000	(16)	5.2%
227 West Monroe Street, Suite 3000, Chicago, IL 60606

(1)	Information with respect to beneficial ownership is based on information furnished to the Company by the beneficial owner. Unless otherwise noted, the beneficial owner has sole voting and sole investment power with respect to the listed shares.

(2)	Includes options to purchase 840,000 shares that are currently exercisable.

(3)	Includes 3,000 shares of Common Stock jointly owned with his wife. Includes options to purchase 333 shares that are currently exercisable.

(4)	Includes options to purchase 333 shares that are currently exercisable.

(5)	Includes 4,000 shares of Common Stock held by Mr. Puente’s wife, with respect to which Mr. Puente does not have investment power. Includes options to purchase 333 shares that are currently exercisable.

(6)	Includes options to purchase 333 shares that are currently exercisable.

(7)	Includes options to purchase 569,999 shares that are currently exercisable.

(8)	Includes options to purchase 665,783 shares that are currently exercisable.

(9)	Includes options to purchase 469,999 shares that are currently exercisable.

(10)	Includes options to purchase 349,787 shares that are currently exercisable.

(11)	Includes options to purchase 3,30,235 shares that are currently exercisable.

(12)	The information in the table is as of March 1, 2013. The shares listed in the table are subject to shared voting and investment power among several entities (the “Reporting Persons”), including ValueAct Capital Master Fund, L.P., VA Partners I, LLC, the general partner of ValueAct Capital Master Fund L.P., ValueAct Management L.P., which provides management services to ValueAct Capital Master Fund L.P., ValueAct Management LLC, which serves as the general partner of ValueAct Management L.P., ValueAct Holdings L.P., the sole owner of the limited partnership interests of ValueAct Management L.P. and the membership interests of ValueAct Management LLC, and is the majority owner of the membership interests of VA Partners I LLC, and ValueAct Holdings G.P., which serves as the general partner of ValueAct Holdings L.P. Each of the Reporting Persons has shared voting power and shared dispositive power as to all of the shares listed in the table. The information in this footnote is derived from a Schedule 13D filed with the SEC on March 12, 2013 by the Reporting Persons.

(13)	The information in the table is as of December 31, 2012. Neuberger Berman Group LLC is affiliated with Neuberger Berman LLC, Neuberger Berman Management LLC, and Neuberger Berman Equity Funds, each of which serves as a sub-adviser and investment manager, respectively, of various Neuberger Berman Group mutual funds. Certain other entities affiliated with Neuberger Berman Group LLC also hold shared voting and investment power with respect to the shares listed in the table. In addition, affiliates of Neuberger Berman Group LLC also have shared investment power over securities of unrelated clients. Of the shares listed in the table, Neuberger Berman Group LLC and Neuberger Berman LLC each have shared voting power with respect to 5,242,721 shares, and shared investment power with respect to 5,358,831 shares; Neuberger Berman Management LLC has shared voting and investment power with respect to 4,799,014 shares; and Neuberger Berman Equity Funds have shared voting and investment power with respect to 3,979,542 shares. The information in this footnote is derived from an amendment to Schedule 13G filed with the SEC on February 14, 2013 by Neuberger Berman Group, Neuberger Berman LLC, Neuberger Berman Management LLC and Neuberger Berman Equity Funds.

(14)	The information in the table is as of December 31, 2012. BlackRock Inc. is a holding company of subsidiaries that hold the shares listed in the table, including BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd., and BlackRock Investment Management (UK) Limited. BlackRock Inc. holds sole voting and dispositive power with respect to all of the shares listed in the table. The information in this footnote is derived from an amendment to Schedule 13G filed with the SEC on February 11, 2013 by BlackRock, Inc.

(15)	The information in the table is as of December 31, 2012. The securities are owned by various clients as to which Wellington Management Co. LLP (“Wellington Management”) in its capacity as an investment adviser may be deemed to beneficially own the shares listed in the table, which are held of record by its clients. Wellington Management has shared voting power of 3,374,140 shares, and shared dispositive power of all of the shares listed in the table. The information in this footnote is derived from a Schedule 13G filed with the SEC on February 14, 2013 by Wellington Management.

(16)	The information in the table is as of December 31, 2012. Columbia Wanger Asset Management LLC has sole voting power with respect to 3,779,000 shares, and sole dispositive power with respect to 4,170,000 shares. The information in this footnote is derived from an amendment to Schedule 13G filed with the SEC on February 14, 2013, by Columbia Wanger Asset Management LLC.

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ELECTION OF DIRECTORS

(PROPOSAL 1)

Seven directors are to be elected at the Annual Meeting, each to hold office until the 2014 Annual Meeting of Stockholders and until his or her successor is elected and qualified. The Company believes that each of the nominees will serve if elected as directors. If for any reason any of the nominees are unable or unwilling to serve, the proxies will be voted for a substitute nominee designated by the Board of Directors, unless the Board of Directors decides to reduce the size of the Board.

We strongly encourage members of the Board of Directors to attend each Annual Meeting. All Board members then serving attended last year’s Annual Meeting. All Board members have advised us that they intend to attend the 2013 Annual Meeting.

Information as to Nominees

The following table sets forth information regarding nominees for election as directors:

Nominees for Directors	Director Since	Position Held in MICROS

A. L. Giannopoulos	1992	Chairman
Peter A. Altabef	2013	President and Chief Executive Officer, Director
Louis M. Brown, Jr.	1977	Director
B. Gary Dando	2003	Director
F. Suzanne Jenniches	2008	Director
John G. Puente	1996	Director
Dwight S. Taylor	1997	Director

Each of the Board members, other than Mr. Altabef, was most recently elected at the 2012 Annual Meeting of Stockholders. Mr. Altabef became a Board member in January 2013 in conjunction with his appointment as the Company’s President and Chief Executive Officer.

The following are the biographical descriptions of the nominees for election as directors:

A. L. Giannopoulos, 73, has been the Company’s Chairman of the Board since April 2001 and a director of the Company since March 1992. Mr. Giannopoulos was the Company’s President and Chief Executive Officer from May 1993 to December 2012. Mr. Giannopoulos retired as an employee of MICROS effective June 30, 2013. Before joining MICROS in 1992, Mr. Giannopoulos served in a variety of positions for Westinghouse, most recently as General Manager of the Westinghouse Information and Security Systems Divisions. Mr. Giannopoulos is a graduate of Lamar University with a Bachelor of Science degree in Electrical Engineering.

Mr. Giannopoulos’ 20 years of service with MICROS, including over 19 years during which he served as President and Chief Executive Officer, has given him an intimate knowledge of our Company and enabled him to develop deep insight into the markets we serve. Mr. Giannopoulos’ experience at MICROS and Westinghouse enables him to provide meaningful, and technologically knowledgeable, evaluations of the sophisticated products we develop.

Peter A. Altabef, 54, has been the Company’s President and Chief Executive Officer, and a member of the Company’s Board of Directors, since January 2013. Mr. Altabef previously served as President and Chief Executive Officer of Perot Systems from 2004 until 2009, when Perot Systems was acquired by Dell, Inc. Thereafter, Mr. Altabef served as President of Dell Services (a subsidiary of Dell, Inc.) until his departure in March 2011. Mr. Altabef served as Senior Advisor to 2M Companies, Inc. from January to December 2012. Mr. Altabef also serves on the Board of Directors of Belo Corporation, the Board of Managers of Merit Energy Company, LLC, and the Advisory Board of Petrus Trust Company, L.T.A. Mr. Altabef is a graduate of Binghamton University, SUNY, and the University of Chicago Law School.

Mr. Altabef’s service as President and Chief Executive Officer and a director of Perot Systems and as President of Dell Services enables him to provide important insights into a wide variety of issues confronting multi-national companies, including organizational, fiscal, and research and development challenges and opportunities. Additionally, by virtue of Mr. Altabef’s current service as CEO of MICROS, he provides first-hand insight to the Board with respect to a variety of operational, product, and market matters.

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Louis M. Brown, Jr., 70, has been a director of the Company since 1977.  Mr. Brown held the position of President and Chief Executive Officer of the Company from January 1986 until his appointment as Chairman of the Board in January 1987.  Mr. Brown served as Chairman of the Board until April 2001.  Mr. Brown currently also serves as Chairman of Precision Auto Care, Inc., and as President and a director of IDEAS, Inc., a company he founded in 1970 to develop, implement, and support complex information and telecommunication systems. Mr. Brown is a graduate of the Johns Hopkins University (B.E.S.-E.E.).

Mr. Brown’s 37 years of experience with MICROS, including his service as Chief Executive Officer and Chairman of the Board, and his years of experience with founding, building, and managing other technology companies through IDEAS, Inc., enables him to provide seasoned insight into technology trends and the hospitality industry generally.

B. Gary Dando, 71, has been a director of the Company since November 2003.  Mr. Dando worked for Ernst & Young LLP for 37 years, the last 25 of which as a partner, until his retirement in June 2001. Additionally, Mr. Dando is currently a member of the Board of Trustees, University System of Maryland Foundation, Inc., where he serves as Treasurer, and from July 2001 to June 2007 was a member of the Board of Trustees of the University of Maryland College Park Foundation, where he was a member of the Budget and Audit Committee.  Mr. Dando is a graduate of the University of Maryland, with a Bachelor of Science degree in Accounting.

Mr. Dando’s 37 years of accounting, auditing and management advisory experience on behalf of many public companies enables him to provide important insights on a wide variety of financial and internal control matters. In addition, Mr. Dando’s experience enables him to bring important perspectives to the Board and the Audit Committee on compliance, risk management and public reporting.

F. Suzanne Jenniches, 65, was, before her retirement in 2010, Vice President and General Manager of Northrop Grumman Corporation’s Government Systems Division in Linthicum, Maryland. The Division designs and develops advanced electro-mechanical and networking systems for both government and commercial applications and includes the businesses for Postal Automation Systems; International Air Defense and Command and Control Infrastructure Systems; and Homeland Defense. Ms. Jenniches is past president of the National Society of Women Engineers and served as a Member of the United States Army Science Board from 1999 to 2005. Ms. Jenniches is a graduate of Clarion College and holds a Masters degree in Environmental Engineering from the Johns Hopkins University. Ms. Jenniches previously served on the MICROS Board of Directors from October 1996 to November 2003.

Ms. Jenniches’ 35 years of experience at large multinational public companies, principally Northrop Grumman, with manufacturing and advanced electronics operations enables her to provide valuable insights into strategic planning, product development, risk assessment and international operations.

John G. Puente, 83, has been a director of the Company since May 1996. Previously, Mr. Puente served as Chairman of Telogy Networks, Inc., Chairman and Chief Executive Officer of Orion Network Systems, and Vice Chairman of M/A-Com.  In June 2010, Mr. Puente retired from his position as Chairman of the Board of Trustees for Capitol College, a position he held for thirty years. Mr. Puente was also a founder and Chairman of Digital Communications Corporation (now Hughes Network Systems) and SouthernNet.  Mr. Puente is a graduate of Polytechnic Institute of New York, and holds a Masters degree from Stevens Institute of Technology.

Mr. Puente’s lengthy experience with technology companies, including publicly traded companies, enables him to bring to the Board a meaningful technology-based perspective with regard to our operations and product development. This experience, coupled with his service on several technology company boards of directors, enables him to contribute important risk assessment perspectives relative to MICROS.

Dwight S. Taylor, 68, has been a director of the Company since 1997.  Mr. Taylor currently also serves on the Board of Trustees of the Baltimore Polytechnic Institute Foundation, Teach for America-Baltimore, the Y of Central Maryland and Lincoln University, and is a member of the Board of Directors of T. Rowe Price Group, Inc. (where he serves on the Audit Committee and is Chairman of the Compensation Committee). From 1999 until April 2009, Mr. Taylor had served as President of COPT Development & Construction Services, LLC, a subsidiary of Corporate Offices Properties Trust, a publicly held real estate investment trust.  From 1984 to 1998, Mr. Taylor was employed by Constellation Real Estate, Inc. as Senior Vice President.  Mr. Taylor is also past President of the Maryland Chapter of the National Association of Industrial and Office Properties (“NAIOP”), and is a member of the NAIOP National Board. Mr. Taylor is a graduate of Lincoln University with a Bachelor of Arts degree in Economics.

Mr. Taylor’s service as both the president of a major division of a New York Stock Exchange listed company engaged in real estate activities, and as a director of T. Rowe Price Group since 2004, enables him to provide insight on various matters, including finance, compensation, compliance, and real estate.

The Board of Directors recommends a vote FOR election of the seven nominees as directors.

5

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Other Corporate Governance Documents

Our Corporate Governance Guidelines, including board membership criteria and guidelines for board meetings, board committees, succession planning, and other matters, are available at www.micros.com/companyinformation/
investorrelations/corporategovernance. Also available at that web address are the charters of the Audit Committee and the Compensation and Nominating Committee, as well as our Code of Ethics and Business Practices.

Board Meetings and Director Attendance

During the fiscal year ended June 30, 2013, the Board of Directors held five formal scheduled meetings. Each of our current directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of committees of the Board of Directors of which he or she was a member.

Director Independence

The Board of Directors has determined that each of Louis M. Brown, Jr., B. Gary Dando, F. Suzanne Jenniches, John G. Puente, and Dwight S. Taylor is an independent director within the meaning of the rules of the NASDAQ Stock Market. The Board has determined that each of the members of the two standing Board committees, the Audit Committee and the Compensation and Nominating Committee, is independent within the meaning of the rules of the NASDAQ Stock Market, including additional NASDAQ Stock Market requirements relating to audit committee and compensation committee members.

In making its independence determinations, the Board of Directors considered Mr. Brown’s past service to the Company. However, Mr. Brown has not been employed by MICROS during the past 10 years, his consulting arrangement with MICROS terminated in 2008, and the only monies he receives from the Company are pursuant to his participation in the Company’s Supplemental Executive Retirement Plan (“SERP”). Payments under the SERP were fixed in accordance with the terms of the SERP and are not contingent on Mr. Brown’s continued service to the Company. See “Director Compensation (Fiscal 2013)” below for further information.

In addition, the Board of Directors considered Mr. Taylor's service on the board of directors of T. Rowe Price Group, Inc., a financial services holding company whose subsidiaries provide investment advisory services to T. Rowe Price sponsored mutual funds and other advisory clients. In prior years, the T. Rowe Price Group had reported that its mutual funds and clients held over five percent of the Company’s common stock. As reported in an amendment to Schedule 13G filed by T. Rowe Price on February 12, 2013, as of December 31, 2012 the T. Rowe Price mutual funds and clients have ceased to hold over five percent of the Company's common stock. In any event, Mr. Taylor does not participate in any voting or investment determinations by T. Rowe Price with respect to MICROS stock.

Audit Committee

The Audit Committee of the Board of Directors is comprised of Mr. Dando, who is the Audit Committee Chairman, Mr. Puente, and Ms. Jenniches. The Board of Directors has determined that Mr. Dando is an “audit committee financial expert,” as that term is defined in SEC regulations. The Audit Committee met four times during the fiscal year ended June 30, 2013. The Audit Committee selects the firm to be engaged as our independent registered public accounting firm, and reviews and approves the engagement of the firm to perform permissible non-audit services. The Chairman of the Audit Committee may act on behalf of the Audit Committee to approve the engagement of the firm to perform such non-audit services, in which case the Chairman’s determination will be presented to the full Audit Committee at its next scheduled meeting.

In addition, the Audit Committee is responsible for overseeing our accounting and financial reporting process and the audits of our consolidated financial statements. In this regard, the Audit Committee reviews our SEC filings, and reviews with management and the independent auditors any significant financial reporting issues and practices affecting MICROS. In addition, the Audit Committee: (i) addresses with the independent auditors and financial management the scope of the audit; (ii) discusses with the independent auditors any audit problems or difficulties; (iii) reviews with the independent auditors their independence; (iv) reviews with the independent auditors significant financial reporting issues and practices affecting the Company; (v) assesses steps management has taken to minimize significant risks and exposures; (vi) reviews with the independent auditors and our accounting personnel the adequacy and effectiveness of our internal controls; (vii) reviews the adequacy of our internal audit function, and (viii) reviews, if appropriate, with the Company’s counsel the Company’s compliance with applicable laws and regulations. The Audit Committee has a charter, which is available at the website address provided above.

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Compensation and Nominating Committee

The Compensation and Nominating Committee of the Board of Directors is comprised of Mr. Puente, who is the Compensation and Nominating Committee Chairman, and Mr. Taylor and Ms. Jenniches. The Compensation and Nominating Committee met two times during the fiscal year ended June 30, 2013. The Compensation and Nominating Committee reviews and approves annual salary, target bonus amounts, and stock option grants for our senior executive officers. Among other things, it establishes the performance objectives for our executive officers and evaluates the performance of our President and Chief Executive Officer and, in conjunction with its consideration of our President and Chief Executive Officer’s recommendations, other executive officers. Additionally, the Compensation and Nominating Committee is responsible for evaluating potential directors and recommending nominees for election as Board members, periodically assessing the adequacy of our Corporate Governance Guidelines, and overseeing the evaluation of the Board and Board Committees. The Compensation and Nominating Committee has a charter that is available at the website address listed above.

Our Corporate Governance Guidelines provide that the Compensation and Nominating Committee is responsible for recommending to the Board the appropriate background, skills and attributes of Board members, so that the Board as a whole collectively possesses a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of the Company’s business. In making such a recommendation, the Compensation and Nominating Committee considers the Board culture, prominence, diversity, age and other factors deemed relevant. With respect to diversity, the Compensation and Nominating Committee endeavors to have a Board of Directors reflecting a range of backgrounds, experience, and other qualities relevant to our business operations. In this regard, the Compensation and Nominating Committee will consider each candidate’s professional experience, education, skills, and other attributes. The Compensation and Nominating Committee will also consider recommendations for director candidates from stockholders. Stockholder recommendations of candidates should be submitted in writing to: MICROS Systems, Inc., 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289, Attention: Corporate Secretary. To enable consideration of the candidate in connection with our 2014 Annual Meeting, a stockholder must have submitted the following information by June 13, 2014: (i) the name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the SEC; (ii) information about the relationship between the candidate and the recommending stockholder; (iii) the consent of the candidate to serve as a director; and (iv) proof of the number of shares of Company common stock that the recommending stockholder owns and the length of time the shares have been owned. In considering any candidate proposed by a stockholder, the Compensation and Nominating Committee will reach its conclusion based on the same criteria as are applied to other candidates. The Compensation and Nominating Committee may seek additional information regarding the candidate, and will notify the stockholder proponent once it has made a determination.

Correspondence to the Board

Stockholders may send correspondence to the Board of Directors or to any individual director at the following address: MICROS Systems, Inc., 7031 Columbia Gateway Drive, Columbia, Maryland 21046, Attention: Corporate Secretary. The communication should indicate that the sender is a stockholder. The Corporate Secretary will review and log all communications. Based on procedures approved by the Board of Directors, the Corporate Secretary will retain and not send to directors any communications that are purely promotional or commercial in nature, or that address topics that clearly are unrelated to Board of Director responsibilities. All other communications will be delivered to the appropriate directors.

Board Leadership Structure and Risk Oversight

Mr. Giannopoulos had served as both our Chairman and Chief Executive Officer for more than 10 years. We believe that his long and successful experience with MICROS, which provided him with extensive knowledge regarding our Company’s operations and institutional history, enabled him to serve effectively in both capacities. Upon the appointment of Mr. Altabef as President and Chief Executive Officer, the positions of Chairman of the Board and Chief Executive Officer were separated.

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In addition, the following corporate governance practices enhance the Board’s independent oversight:

• A majority (five of seven) of our directors are independent;

• All of the members of our Audit Committee and our Compensation and Nominating Committee are independent directors; and

• The Board meets at regularly scheduled executive sessions outside the presence of management.

Our senior management team is responsible for assessing and managing our exposure to risk on a day-to-day basis. In fulfilling this responsibility, senior management has established several risk management programs, policies, and limits on exercise of authority. The Board of Directors is responsible for overseeing management in the execution of its responsibilities and for assessing our approach to risk management. The Board of Directors addresses risk management matters periodically during its scheduled meetings. In addition, the Audit Committee is responsible for oversight of, among other things, our various accounting and reporting controls and procedures, and the Compensation and Nominating Committee is responsible for oversight of compensation practices and policies, including risk assessments with regard to incentive programs.

Code of Ethics and Business Practices

We have a Code of Ethics and Business Practices, which applies to all directors, officers, and U.S.-based associates (foreign associates are subject to similar codes that have some variations designed to address local law). Among other things, the Code of Ethics and Business Practices is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely, and understandable disclosure in periodic reports we are required to file; and to promote compliance with applicable governmental laws, rules and regulations. The Code of Ethics and Business Practices, which is available at the website address listed above, provides for the prompt internal reporting of violations of the Code to an appropriate person identified in the Code and contains provisions regarding accountability for adherence to the Code.

Insider Trading Guidelines

The Company maintains “Insider Trading and Confidentiality Policies” which, among other things, prohibit any named executive officer from buying or selling any of our securities without obtaining prior written approval from our Compliance Officer. This policy seeks to assure that the named executive officers will not trade in our securities at a time when they are in possession of material non-public information. Additionally, the Board of Directors and our named executive officers are prohibited from hedging their ownership of MICROS stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to MICROS stock.

MICROS Stock Ownership Goal for Directors and Chief Executive Officer

To encourage stock ownership by our directors and Chief Executive Officer so as to further align their interests with the interests of MICROS’ stockholders, the Board of Directors has established the following ownership goals: (i) each director must own shares of MICROS stock within three years after joining the Board valued at three times his or her annual base retainer fee; and (ii) Mr. Altabef, as Chief Executive Officer, must own shares of MICROS stock with a value equal to his annual base pay; this goal will be applied to Mr. Altabef following a phase-in period of five years after the commencement of his employment. As of September 1, 2013, based on the average share price of MICROS stock during the 2013 fiscal year, each director (other than Mr. Altabef, who is subject to the five-year phase in period) owned sufficient shares to comply with this goal. As of September 1 of each subsequent year, the Compensation and Nominating Committee will reassess share ownership to determine whether all of the directors and the Chief Executive Officer satisfy the stock ownership goals based on the average share price in the immediately preceding fiscal year. If an individual does not meet the goals on the measurement date each year, a phased plan will be implemented, designed to enable the individual to satisfy the ownership goal based on his or her retainer fee (or base salary) and the then current stock price. Additionally, as is the case for Mr. Altabef, multi-year phase-in guidelines may be used for any newly-elected directors or a newly-appointed Chief Executive Officer.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we discuss the compensation provided to our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers. We refer to these officers as our “named executive officers.”

Introduction

Our compensation programs are designed to fairly compensate our executive officers and enable us to attract and retain highly qualified managers. The Compensation and Nominating Committee determines the compensation to be paid to our executive officers, and its determination is based to a large extent on its evaluation of the individual performance of our executive officers, the financial results achieved by the business units that they manage, and our overall financial results for the period. In most respects, the process used by the Compensation and Nominating Committee is qualitative rather than quantitative. Except with regard to certain elements of our annual incentive bonus payout, the Compensation and Nominating Committee does not use quantitative measures in determining compensation levels. We did not use the services of a compensation consultant in fiscal year 2013. We subscribe to various compensation surveys (including Business and Legal Reports, and various online resources, such as Salary.com and the Department of Labor Bureau of Labor Statistics) and from time to time we consider other publicly available compensation information such as the proxy statements of other publicly-traded companies. However, these surveys are used only as a point of reference by the Compensation and Nominating Committee; in making its compensation determinations, the Compensation and Nominating Committee does not benchmark the executive compensation of other companies’ executives.

Fiscal Year 2013 Compensation

As described below, the principal elements of fiscal year 2013 compensation for our named executive officers were base salary, annual bonus, and long-term incentives in the form of stock options.

Base Salary

We determine salary increases for our executive officers, including our named executive officers, based on three discrete objectives: rewarding individual performance, protecting against inflation, and retaining our executive officers. Accordingly, the Compensation and Nominating Committee considers overall corporate performance and, for those executives with management responsibility for particular business units, the financial results for those business units. The Compensation and Nominating Committee also generally considers the impact of increases in the cost of living. The Compensation and Nominating Committee does not use a mathematical formula to determine increases, but makes a qualitative assessment in consultation with Mr. Altabef, our President and Chief Executive Officer (other than with respect to increases for Mr. Altabef). Mr. Altabef’s salary during fiscal 2013 was determined in accordance with the terms of his employment agreement, and will be subsequently reassessed annually by the Compensation and Nominating Committee.

For fiscal 2013, the Compensation and Nominating Committee authorized the following salary increases:

Name	Salary Increase (%)	Fiscal 2013 Annual Base Salary ($)

A. L. Giannopoulos (1)	0.0	2,000,000
Peter A. Altabef (2)	N/A	475,000
Kaweh Niroomand (3)	5.0	924,568
Thomas L. Patz	5.0	867,116
Stefan Piringer (3)	5.0	769,536
Cynthia A. Russo	7.5	364,831

(1)	In accordance with the terms of his employment agreement, Mr. Giannopoulos’s base salary was not increased in fiscal year 2013.

(2)	Mr. Altabef’s annual base salary amount in this table represents his $950,000 annual base salary for fiscal year 2013, prorated from the January 2, 2013, effective date of his appointment to the end of fiscal year 2013.

(3)	Messrs. Niroomand’s and Piringer’s salaries are denominated and paid in Euros and Singapore Dollars, respectively. For purposes of this table, the salary amounts were converted to U.S. dollars using 12-month average exchange rates for the respective currencies during fiscal year 2013.

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Bonus

The objective of our incentive bonus program is to provide additional motivation to the named executive officers to improve performance on a company-wide or business-unit-wide basis, as appropriate, thereby enhancing the prospects for increased stockholder return.

Before the commencement of each fiscal year, the Compensation and Nominating Committee establishes target bonuses for each of the named executive officers, based on the named executive officer’s position and responsibilities. In fiscal year 2013, the target bonuses were set at amounts equal to 100% of the base salary for each of the named executive officers. The Compensation and Nominating Committee did not determine the amount of the target bonuses on the basis of any arithmetic formula.

As described more fully below, the eligibility of the named executive officers to receive an annual incentive bonus (sometimes referred to as a “formula bonus”) for fiscal 2013 and the amount that would be payable as a bonus were based on the Company’s or a region’s performance in fiscal year 2013 with respect to revenues and income before taxes. We selected revenues as a performance measure for our incentive bonuses because we believe revenue growth is a principal indicator of our ability to compete effectively, increase market share, and realize economies of scale that can enhance margins. We selected income before taxes as the other performance measure because we believe that it provides a fundamental, “bottom line” indication of executive performance. We use income before taxes, rather than after-tax income, because tax rate fluctuations often are related to factors that are out of control of management, and we believe that bonus awards should not be affected positively or negatively by these fluctuations. For fiscal 2013, our budgeted revenue and income before taxes were $1,300,000,000 and $274,818,000, respectively; the latter adjusted to eliminate the effect of our stock option expense, a realized gain relating to auction rate securities in our investment portfolio, and the amortization of intangible assets and restructuring charges in connection with the acquisition of Torex Retail Holdings Limited.

In computing the bonus payout amount for named executive officers with company-wide responsibilities (i.e., Messrs. Giannopoulos, Altabef, and Patz, and Ms. Russo), we multiply one-half of the target bonus by a percentage computed by dividing actual revenue by budgeted revenue, and the remaining one-half of the target bonus by a percentage computed by dividing actual income before taxes by budgeted income before taxes (adjusted as described above), but in each case only if the percentage is at least 100%. For each named executive officer with primarily regional responsibilities (i.e., Messrs. Niroomand and Piringer) the target bonus amount is calculated by multiplying one-half of the target bonus by a percentage computed by dividing actual revenue for the executive’s region by budgeted revenue for the region, and the remaining one-half of the target bonus by a percentage computed by dividing actual income before taxes for the executive’s region by budgeted income before taxes for the region (adjusted as described above), but in each case only if the company-wide percentage with respect to the relevant measure (calculated as described above) is at least 100%. In other words, if we do not achieve either budgeted revenue or budgeted income before taxes on a company-wide basis, no bonus is paid with respect to the relevant measure. In fiscal year 2013, our actual revenues were 97.55% of budgeted revenues, and our actual income before taxes was 95.61% of budgeted income before taxes. Accordingly, no annual incentive bonuses were paid to any named executive officers.

In addition to the eligibility to earn formula bonuses described above, we sometimes award discretionary bonuses to the named executive officers. We believe a discretionary bonus is under certain circumstances appropriate, especially given the strict “all or nothing” nature of the formula bonus methodology. In particular, under the formula bonus methodology, no bonus is due if a minimum of 100% of stated target is not achieved, even if the shortfall relative to target is insignificant. The amounts of the discretionary bonuses may be based on the target bonus, the shortfall relative to financial metric targets used under the formula bonus, and a variety of other measures, including corporate gross margins, operating expenses as a percentage of total sales, cash generation and balance sheet measures, such as cash, debt, and days sales outstanding. For fiscal year 2013, the Compensation and Nominating Committee awarded each of the named executive officers a discretionary bonus. The Compensation and Nominating Committee determined that it was appropriate to award discretionary bonuses based on its determination that: (i) although the Company as a whole did not achieve or exceed budgeted performance goals, multiple business units of the Company did achieve or exceed their budgeted performance goals for revenue and income before taxes; and (ii) the Company on a consolidated basis achieved a success ratio of 96.58% (calculated by averaging the company-wide performance metrics noted above, i.e., actual revenues equaling 97.55% of budgeted revenues, and actual income before taxes equaling 95.61% of budgeted income before taxes). The amount of the discretionary bonus was calculated by decrementing the amounts of the target bonuses for each named executive officer by five percentage points for each percentage point by which the average of the two metrics under the annual incentive plan was less than 100%. As the average was 3.42% below 100%, target bonuses were decremented by 17.1%, to 82.9% of target. However, Mr. Piringer’s bonus was increased by 15 percentage points (to 97.9% of target) since the region for which he was responsible exceeded its financial targets (for fiscal year 2013, our budgeted revenue and income before taxes amounts for our Asia-Pacific business unit were $162,585,000 and $37,327,000, respectively; in fiscal year 2013, our actual revenues for the Asia-Pacific business unit were 100.05% of budgeted revenues, and our actual income before taxes was 123.11% of budgeted income before taxes). Additionally, Mr. Patz’s bonus calculation was increased by 5 percentage points (to 87.9% of target), since the retail and strategic business operations for which he has oversight responsibility exceeded their operational objectives.

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The following table provides information regarding our bonus payments in fiscal 2013:

Name	Target Bonus Based on Budgeted Measures ($)	Target Bonus as a Percentage of Salary (%)	Annual Incentive Plan Bonus Paid ($)	Discretionary Bonus Paid ($)	Total Bonus ($)

A. L. Giannopoulos	2,000,000	100.00	0	1,658,000	1,658,000
Peter A. Altabef (1)	475,000	100.00	0	393,775	393,775
Kaweh Niroomand (2)	924,568	100.00	0	766,467	766,467
Thomas L. Patz	867,116	100.00	0	762,195	762,195
Stefan Piringer (2)	769,536	100.00	0	753,376	753,376
Cynthia A. Russo	364,831	100.00	0	302,445	302,445

(1)	Mr. Altabef’s $950,000 target bonus for fiscal year 2013 was prorated from the January 2, 2013 effective date of his appointment to the end of fiscal year 2013.
(2)	Messrs. Niroomand’s and Piringer’s bonuses are denominated and paid in Euros and Singapore Dollars, respectively. For purposes of this table, the bonus amounts were converted to U.S. dollars using 12-month average exchange rates for the respective currencies during fiscal year 2013.

Cap on Annual Bonus

The Compensation and Nominating Committee has a policy that provides that no executive will receive bonuses in any fiscal year that, in the aggregate, exceed 250% of his or her base salary.

Stock Options

The principal objective of our stock option grants is to align the interests of our executives and our stockholders. We believe that stock options are directly linked to stockholder value, since the value of stock options is dependent on increases in the market price of our stock. In addition, our stock option awards are designed to serve as an incentive for continued employment, since they typically vest over a period of three years.

The Compensation and Nominating Committee’s grant of stock options in fiscal year 2013 was not based on objective or mathematical criteria. Mr. Giannopoulos, who was our Chief Executive Officer at the time, recommended to the Committee the number of shares underlying stock options to be granted to associates, including the named executive officers. He recommended that the named executive officers with company-wide authority throughout the fiscal year, namely Mr. Patz and Ms. Russo, be granted options to purchase 110,000 shares and 80,000 shares, respectively; he further recommended that Messrs. Niroomand and Piringer each receive a grant of options to purchase 100,000 shares. The principal factors underlying the recommendations included our overall financial performance, the responsibilities and performance of each named executive officer, and an evaluation of the strategic assignments on which the named executive officer actively works. The factors were not weighted, and the number of shares underlying granted options was not based on any arithmetic formula. For fiscal year 2013, the Compensation and Nominating Committee approved the recommendations made by Mr. Giannopoulos, and further authorized the grant to Mr. Giannopoulos of options to purchase 150,000 shares. In accordance with the terms of his employment agreement, on January 29, 2013, which was the first Company authorized grant date after the commencement of Mr. Altabef’s employment, we granted to Mr. Altabef options to purchase 120,000 shares. In addition, if Proposal 3 (described below) is approved, then, in accordance with the terms of his employment agreement, we will grant to Mr. Altabef additional options to purchase not less than 120,000 shares consistent with the Company’s policy with respect to the grant of options to Company senior executives. In all cases, the exercise price per share of options granted to our named executive officers was equal to the closing price of a share of our common stock on the NASDAQ Stock Market on the date of grant.

The number of shares underlying stock options granted to the named executive officers are set forth below in the Grants of Plan Based Awards table under the column heading, “All Other Option Awards: Number of Securities Underlying Options.” For additional information regarding stock option terms, see the narrative accompanying the Grants of Plan Based Awards table.

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Other

We do not provide perquisites or personal benefits to the named executive officers other than standard health benefits available to all associates. For example, we do not offer to the named executive officers any reimbursement for financial services, air travel (other than reimbursement for business travel), car allowance, or country club memberships.

Stock Option Grant Practices

While the Compensation and Nominating Committee generally makes decisions regarding the grant of options throughout the year, it limits the effective dates of any grant to the next succeeding “authorized grant date.” There are five authorized grant dates each year: (i) the day of the annual meeting of stockholders; (ii) the third business day after the public release of the quarterly earnings for the quarter ending December 31; (iii) the third business day after the public release of the quarterly earnings for the quarter ending March 31; (iv) the third business day after the public release of the annual earnings for the fiscal year ending June 30; and (v) the third business day after the public release of the quarterly earnings for the quarter ending September 30. We believe that our stock option grant practices are appropriate and eliminate questions regarding “timing” of grants in anticipation of material events.

Retirement and Other Post-Employment Plans and Agreements

We provide retirement benefits to our named executive officers, other than Messrs. Niroomand and Piringer, under our 401(k) Retirement Plan. As required under applicable law, we contribute to the Central Provident Fund of Singapore on behalf of Mr. Piringer; the Central Provident Fund is a social security savings plan operated and managed by the government of Singapore, to which the employers of Singapore-based associates are required to contribute. Additionally, Mr. Giannopoulos is entitled to retirement benefits under our Supplemental Executive Retirement Plan. Some of the named executive officers also have provisions in their employment agreements that provide severance benefits upon certain types of employment termination events. See “Potential Payments Upon Termination” below for additional information. These plans and agreements have been designed to be a part of a competitive compensation package, and have been amended from time to time.

The MICROS Systems Inc. 401(k) Retirement Plan

This plan is a tax-qualified defined contribution plan available to all of our U.S.-based associates. All of the named executive officers other than Messrs. Niroomand and Piringer may participate in this plan. Under the plan, an employee may contribute up to a maximum of 100% of his or her eligible compensation on a pre-tax basis, subject to Internal Revenue Code limitations (which, among other things, limited annual contributions in 2013 to $17,500 for associates under age 50, and $23,000 for associates age 50 and over). The plan does not permit after-tax contributions. We provide matching contributions targeted at 50% of the first 5% of eligible compensation contributed by the employee. Amounts credited to an employee’s account in the plan may be invested among a number of funds. MICROS Systems, Inc. common stock is not currently offered as an investment. A participant’s account is adjusted to reflect the rate of return, positive or negative, of the investment.

Supplemental Executive Retirement Plan (“SERP”)

In November 2004, we adopted the SERP, which is a defined benefit plan that provides ten annual payments, each equal to a percentage of the participant’s annual salary at the time of the participant’s retirement or earlier death. In June 2008, the plan was terminated for all participants other than those who were vested as of June 30, 2008. Upon his retirement as a MICROS employee effective June 30, 2013, Mr. Giannopoulos became entitled to receive an annual SERP payment of $600,000, which is equal to 30% of his salary for the 12 months before termination of employment. See the narrative accompanying the Nonqualified Deferred Compensation table for further information.

Change in Control and Severance Provisions in Employment Agreements with Messrs. Altabef and Patz

Our employment agreements with Messrs. Altabef and Patz provide for payments upon termination by MICROS other than for “good cause” and upon a termination by the executive for “good reason.” Additionally, the employment agreements with Messrs. Altabef and Patz each provide for payments upon termination following a “change in control” in the event their employment is terminated. We included the change-in-control payment provisions to provide some financial security to the executives, which we believe should enhance management stability during a period where there may be uncertainty associated with a change in control. These change-in-control arrangements also are designed to assure that the covered executives consider fully and support, if appropriate, any proposed corporate transaction involving a change in control that may be in the best interests of our stockholders. The termination payment provisions also provide clear statements of the rights of the executive officers, and protect against a change in employment and other terms that would be unfavorable to the executive officer.

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Limit on Change in Control Payment

The Compensation and Nominating Committee has a policy providing that notwithstanding any understanding or agreement to the contrary, upon a change in control, no executive officer will receive a change in control payment following termination of such officer’s employment that exceeds 2.99 multiplied by the sum of his or her (i) highest annual base salary prior to the date of termination; and (ii) eligible target bonus for the fiscal year in which the termination occurs.

“Claw-Back” Policy in the Event of Accounting Restatement

The Compensation and Nominating Committee has a policy providing that if MICROS is required to file an accounting restatement due to its material noncompliance, as a result of gross misconduct, with any financial reporting requirement under the securities laws, the Chief Executive Officer and the Chief Financial Officer shall each reimburse MICROS for: (i) any bonus or other incentive-based or equity-based compensation received by that person which arose as a result of the financial misstatement in the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such financial reporting requirement; and (ii) any excess profits realized from the sale by such person of securities of MICROS during that 12-month period.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and other highly paid executive officers, unless certain conditions are met. To the extent feasible, we structure executive compensation to preserve deductibility for federal income tax purposes. In this regard, our stock option plan is designed to preserve, to the extent otherwise available, the deductibility of income realized upon the exercise of stock options. However, the availability of tax deductions is not a factor that the Compensation and Nominating Committee considers in determining the amounts or types of compensation offered.

Role of Chief Executive Officer in Compensation Determinations

As noted above, in connection with fiscal year 2013 compensation for executive officers, other than salary increases, Mr. Giannopoulos provided recommendations to the Compensation and Nominating Committee; however, Mr. Giannopoulos did not make recommendations as to his own compensation. Also as noted above, Mr. Altabef made recommendations to the Compensation and Nominating Committee with respect to salary increases, but not as to any amounts payable to him. While the Compensation and Nominating Committee considered Mr. Giannopoulos’ and Mr. Altabef’s recommendations, the Compensation and Nominating Committee made the ultimate decisions regarding executive compensation.

COMPENSATION AND NOMINATING COMMITTEE REPORT

The Company’s Compensation and Nominating Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on its review and discussions, the Compensation and Nominating Committee has recommended to the Company’s Board of Directors that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement, and through incorporation by reference, in MICROS’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

JOHN G. PUENTE (Chairman)

DWIGHT S. TAYLOR and F. SUZANNE JENNICHES

Members of the Compensation and Nominating Committee

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Summary Compensation Table (Fiscal 2013)

The following table provides information on the compensation paid to each of the six named executive officers during fiscal years 2013, 2012 and 2011, except as otherwise indicated:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compen- sation ($) (3)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($) (4)	All Other Compen- sation ($) (5)	Total ($)

A. L. Giannopoulos	2013	2,000,000	1,658,000	2,412,780	0	393,684	7,125	6,471,589
Chairman, Former	2012	2,000,000	2,039,600	2,445,450	2,039,600	184,487	6,250	8,715,387
President and Chief	2011	2,000,000	2,103,600	2,455,530	2,103,600	176,712	5,500	8,844,942
Executive Officer

Peter A. Altabef (6)	2013	475,000	393,775	2,032,272	0	N/A	0	2,901,047
President and Chief
Chief Executive Officer

Kaweh Niroomand (7)	2013	924,568	766,467	1,608,520	0	N/A	0	3,299,555
Executive Vice	2012	908,446	976,215	1,630,300	976,215	N/A	0	4,491,176
President, Europe-	2011	843,405	943,854	1,637,020	943,854	N/A	0	4,368,133
Africa-Middle East
Region

Thomas L. Patz	2013	867,116	762,195	1,769,372	0	N/A	7,125	3,405,808
Executive Vice	2012	825,825	842,176	1,793,330	842,176	N/A	6,250	4,309,758
President,	2011	786,500	827,241	1,800,722	827,241	N/A	5,500	4,247,204
Strategic Initiatives,
General Counsel
and Corporate
Secretary

Stefan Piringer (7)	2013	769,536	753,376	1,608,520	0	N/A	10,983	3,142,415
Executive Vice	2012	721,320	900,863	1,630,300	900,863	N/A	10,435	4,163,781
President, Asia-Pacific	2011	673,185	690,420	1,637,020	690,420	N/A	8,975	3,700,019
Region

Cynthia A. Russo	2013	364,831	302,445	1,286,816	0	N/A	6,147	1,960,239
Executive Vice	2012	339,378	346,097	1,304,240	346,097	N/A	5,954	2,341,766
President and Chief	2011	315,700	332,054	1,309,616	332,054	N/A	5,889	2,295,313
Financial Officer

(1)	Represents the additional discretionary bonus paid to the named executive officers. For further information regarding the discretionary bonus paid in fiscal year 2013, see “Compensation Discussion and Analysis – Fiscal Year 2013 Compensation - Bonus.”
(2)	Represents the grant date fair value of stock options granted to each of the named executive officers calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). For additional information on the assumptions underlying the valuation of these awards, see Note 3 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC.
(3)	Represents the annual incentive bonus (sometimes referred to herein as a “formula bonus”). For further information regarding the annual incentive bonus, see “Compensation Discussion and Analysis – Fiscal Year 2013 Compensation - Bonus.”
(4)	Although there was no change in the SERP benefit for Mr. Giannopoulos during fiscal year 2013, the net present value of Mr. Giannopoulos’ SERP benefit increased from $4,377,377 as of June 30, 2012, to $4,771,061 as of June 30, 2013. No other executive officer participates in the SERP.
(5)	Represents the Company’s contributions to our 401(k) Retirement Plan for the named executive officers (other than Messrs. Niroomand and Piringer). For Mr. Piringer, the amount represents our contributions to the Central Provident Fund of Singapore, which is described under “Compensation Discussion and Analysis – Retirement and Other Post-Employment Plans and Agreements.”
(6)	Mr. Altabef’s compensation represents his annual compensation prorated from the January 2, 2013, effective date of his appointment to the end of fiscal year 2013.
(7)	Messrs. Niroomand’s and Piringer’s compensation is denominated and paid in Euros and Singapore Dollars, respectively. For purposes of this table, their compensation has been converted to U.S. dollars using 12-month average exchange rates for the respective currencies during fiscal year 2013.

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Each of Messrs. Altabef and Patz has an employment agreement with us.

Mr. Altabef’s employment agreement is currently in effect until June 30, 2015. Each year, the term of the agreement automatically is extended for an additional 12 months from the end of the then-applicable term, except that during the first renewal the term automatically is extended for an additional 18 months (so that the term of the agreement extends through the third anniversary of the effective date of the renewal), unless either party provides prior written notice that the party elects not to renew the agreement for the additional period. Mr. Altabef’s agreement specifies his starting annual salary and initial target bonus. Although the agreement does not specify his base salary or a target bonus for any subsequent period, it does provide that Mr. Altabef’s salary and target bonus amount cannot subsequently be reduced, and will be increased in a manner no less favorably and at increments no less frequently than those increases accorded to similarly situated MICROS executives. The agreement also provides for the grant of options as described under “Compensation Discussion and Analysis – Fiscal Year 2013 Compensation – Stock Options.” Actual bonus payments, if any, will be based on the extent to which the applicable performance measures are met. Subject to the limitation on reduction of salary and target bonus, the determination of future increases in salary and target bonus each year for Mr. Altabef is left to the discretion of the Compensation and Nominating Committee.

Mr. Patz’s employment agreement currently is in effect until September 30, 2016. Each year, the term of the agreement automatically is extended for an additional 12 months from the end of the then-applicable term (so that the term of the agreement extends through the third anniversary of the effective date of the renewal), unless either party provides 120 days’ prior written notice that the party elects not to renew the agreement for the additional period. While Mr. Patz’s agreement does not specify an annual salary or a target bonus for fiscal year 2014 or any subsequent year, the agreement provides that Mr. Patz’s salary and target bonus cannot subsequently be reduced, although actual bonus payments, if any, will be based on the extent to which the applicable performance measures are met. Subject to the limitation on reduction of salary and target bonus, the determination of salary and target bonus each year for Mr. Patz is left to the discretion of the Compensation and Nominating Committee.

See “Compensation Discussion and Analysis – Fiscal Year 2013 Compensation - Base Salary” and “- Bonus” above for additional information on the determination of salary and bonus for the named executive officers. See “Potential Payments Upon Termination” for information regarding provisions of the employment agreements applicable to specified events of termination.

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Grants of Plan-Based Awards (Fiscal 2013)

The following table provides information regarding plan-based awards granted to the named executive officers during fiscal year 2013:

	Grant	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)		All Other Option Awards; Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Date	Target (1)	Maximum (2)	Options (#)	($/Sh)	Awards ($) (3)

A. L. Giannopoulos (4)	6/30/2013	2,000,000	5,000,000	-	-	-
	11/16/2012	-	-	150,000	43.82	2,412,780

Peter A. Altabef (5)	6/30/2013	475,000	1,187,500	-	-	-
	01/29/2013	-	-	120,000	45.64	2,032,272

Kaweh Niroomand (6)	6/30/2013	924,568	2,311,420	-	-	-
	11/16/2012	-	-	100,000	43.82	1,608,520

Thomas L. Patz	6/30/2013	867,116	2,167,790	-	-	-
	11/16/2012	-	-	110,000	43.82	1,769,372

Stefan Piringer (6)	6/30/2013	769,536	1,923,840	-	-	-
	11/16/2012	-	-	100,000	43.82	1,608,520

Cynthia A. Russo	6/30/2013	364,831	912,077	-	-	-
	11/16/2012	-	-	80,000	43.82	1,286,816

(1)	Under the Company’s incentive bonus structure, the threshold and target amounts for each individual are the same.
(2)	As noted above in “Compensation Discussion and Analysis – Fiscal Year 2013 Compensation – Cap on Annual Bonus,” no executive officer will receive bonuses in any fiscal year that exceed 250% of the individual’s base salary.
(3)	The grant date fair value is computed in accordance with ASC Topic 718.
(4)	Under the terms of Mr. Giannopoulos’s employment agreement, any options that had not vested as of the date of his retirement vested immediately as of the date of his retirement. Additionally, the options remain exercisable by him (or his estate) until the tenth anniversary of the grant date.
(5)	Mr. Altabef’s bonus amount in this table represents his target bonus for fiscal year 2013 prorated from the effective date of his appointment of January 2, 2013 to the end of fiscal year 2013.
(6)	Messrs. Niroomand’s and Piringer’s target bonuses are denominated and paid in Euros and Singapore Dollars, respectively. For purposes of this table, their target and maximum bonuses have been converted to U.S. dollars using 12-month average exchange rates for the respective currencies during fiscal 2013.

Except as indicated in the footnotes to the table above, all stock options vest in three equal installments over a three-year period commencing on the first anniversary of the date of grant. The exercise price per share is equal to the closing price per share of our Common Stock on the NASDAQ Stock Market on the date of the grant.

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Outstanding Equity Awards at Fiscal 2013 Year End

The following table provides information concerning all of the unexercised stock options held by the named executive officers as of June 30, 2013.

	Option Awards
		Number of Securities Underlying Unexercised Options		Option	Option
Name	Option Grant Date	(#) Exercisable	(#) Unexercisable(1)	Exercise Price ($)	Expiration Date

A. L. Giannopoulos (2)	11/16/07	240,000	0	35.28	11/16/17
	11/20/09	150,000	0	28.63	11/20/19
	11/19/10	150,000	0	43.94	11/19/20
	11/18/11	150,000	0	45.41	11/18/21
	11/16/12	150,000	0	43.82	11/16/22
		840,000	0

Peter A. Altabef	01/29/13	0	120,000	45.64	01/29/23
		0	0

Kaweh Niroomand	11/18/05	120,000	0	23.71	11/18/15
	11/17/06	120,000	0	25.91	11/17/16
	11/16/07	120,000	0	35.28	11/16/17
	11/21/08	10,000	0	14.67	11/21/18
	11/20/09	100,000	0	28.63	11/20/19
	11/19/10	66,666	33,334	43.94	11/19/20
	11/18/11	33,333	66,667	45.41	11/18/21
	11/16/12	0	100,000	43.82	11/16/22
		569,999	200,001

Thomas L. Patz	11/18/05	155,784	0	23.71	11/18/15
	11/17/06	130,000	0	25.91	11/17/16
	11/16/07	160,000	0	35.28	11/16/17
	11/20/09	110,000	0	28.63	11/20/19
	11/19/10	73,333	36,667	43.94	11/19/20
	11/18/11	36,666	73,334	45.41	11/18/21
	11/16/12	0	110,000	43.82	11/16/22
		665,783	220,001

Stefan Piringer	11/17/06	120,000	0	25.91	11/17/16
	11/16/07	120,000	0	35.28	11/16/17
	11/21/08	30,000	0	14.67	11/21/18
	11/20/09	100,000	0	28.63	11/20/19
	11/19/10	66,666	33,334	43.94	11/19/20
	11/18/11	33,333	66,667	45.41	11/18/21
	11/16/12	0	100,000	43.82	11/16/22
		469,999	200,001

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	Option Awards (continued)
		Number of Securities Underlying Unexercised Options		Option	Option
Name	Option Grant Date	(#) Exercisable	(#) Unexercisable (1)	Exercise Price ($)	Expiration Date

Cynthia A. Russo	11/18/05	9,788	0	23.71	11/18/15
	11/17/06	60,000	0	25.91	11/17/16
	11/16/07	80,000	0	35.28	11/16/17
	11/21/08	55,000	0	14.67	11/21/18
	11/20/09	65,000	0	28.63	11/20/19
	11/19/10	53,333	26,667	43.94	11/19/20
	11/18/11	26,666	53,334	45.41	11/18/21
	11/16/12	0	80,000	43.82	11/16/22
		349,787	160,001

(1)	All options other than those granted to Mr. Giannopoulos vest in equal one-third increments on the first three anniversaries of the date of grant. In addition, all options, including unvested options, are exercisable for 30 days before the termination of the Plan as a result of our dissolution or liquidation or upon a reorganization, merger or consolidation in which we are not the surviving corporation, or upon the sale of substantially all of our property to another corporation. Acceleration of the unvested options upon a change in control, as defined, is also provided in the individual option agreements with Messrs. Altabef and Patz. See “Potential Payments upon Termination” for additional information.
(2)	In accordance with the terms of his employment agreement, all options granted to Mr. Giannopoulos that were not yet vested as of the date of his retirement vested immediately as of the date of his retirement of June 30, 2013.

Option Exercises and Stock Vested (Fiscal 2013)

The following table provides information concerning stock options that were exercised during fiscal year 2013 by the named executive officers:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)

A. L. Giannopoulos	150,000	4,560,332
Peter A. Altabef	0	0
Kaweh Niroomand	0	0
Thomas L. Patz	33,334	1,211,492
Stefan Piringer	0	0
Cynthia A. Russo	84,216	2,707,080

(1)	Represents the difference between the exercise price and the market price on the date of exercise, multiplied by the number of option shares exercised.

Pension Benefits (Fiscal 2013)

Mr. Giannopoulos was the only named executive officer who participated in the SERP, which was closed to new and unvested participants in 2008. Under the SERP, a participant who is vested (or his/her designated beneficiaries upon the participant’s death) will receive 10 annual payments commencing 6 months after the earlier of death or retirement on or after age 62. Mr. Giannopoulos is vested since he completed eight years of service and is over age 62. The value of benefits under the SERP is not based on years of service. Rather, it is determined based on (1) the participant’s age at retirement or at death (as applicable), and (2) the base salary received by the participant during the 12 months immediately preceding his or her retirement or death. The annual benefit rate for a person over age 65 (as Mr. Giannopoulos is) is 30% of base salary for the twelve months before termination of employment. Based on his base salary for fiscal 2013, Mr. Giannopoulos will receive an annual benefit of $600,000, as his employment terminated on June 30, 2013. As of June 30, 2013, the present value of accumulated benefits under the SERP for Mr. Giannopoulos (none of the other named executive officers participate in the SERP) was as follows:

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Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

A. L. Giannopoulos	SERP	N/A	4,771,061	0
Peter A. Altabef	SERP	N/A	N/A	N/A
Kaweh Niroomand	SERP	N/A	N/A	N/A
Thomas L. Patz	SERP	N/A	N/A	N/A
Stefan Piringer	SERP	N/A	N/A	N/A
Cynthia A. Russo	SERP	N/A	N/A	N/A

(1)	To calculate the present value of the stream of payments, we used a discount rate of 4.40%.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not currently offer any nonqualified defined contribution or other nonqualified deferred compensation plans.

Potential Payments upon Termination

In this section, we describe payments that may be made to our named executive officers upon several events of termination, including termination in connection with a change in control, assuming the termination event occurred on June 30, 2013. The information in this section does not include information relating to the following:

•	distributions under the SERP – see “Pension Benefits (Fiscal 2013)” for information regarding this plan;

•	other payments and benefits provided on a nondiscriminatory basis to salaried associates generally upon termination of employment, including under our 401(k) Retirement Plan;

•	options that vested on or before June 30, 2013 – see the Outstanding Equity Awards at Fiscal 2013 Year End table.

Termination Payments under Employment Agreements

Mr. Altabef is entitled to certain benefits upon termination in accordance with the terms of his employment agreement. If Mr. Altabef is terminated other than for “good cause” or if he resigns for “good reason,” he would receive his base salary for the remaining term of his agreement plus three times his target bonus amount for the fiscal year in which he is terminated, in a lump sum payment.

Mr. Patz is entitled to certain benefits upon termination in accordance with the terms of his employment agreement. If Mr. Patz is terminated other than for “good cause” or if he resigns for “good reason,” he would receive his base salary and target bonus for the remaining term of his agreement in a lump sum payment.

Under these employment agreements, “good cause” is generally defined as (i) a felony conviction, (ii) a breach of the confidentiality or non-compete clauses in the agreement, or (iii) a material failure to perform the employee’s duties that is not cured within a specified notice-and-cure period. “Good reason” is generally defined as (i) our assignment to the employee of material duties inconsistent with his position, (ii) actions to reduce the employee’s salary, target bonus, or fringe benefits without the consent of the employee or as otherwise expressly permitted in the agreement, or (iii) our failure to obtain the agreement of any successor-in-interest to assume our obligations under the agreement.

Termination Payments in Connection with a Change in Control

Pursuant to his employment agreement, Mr. Altabef is eligible to receive a termination payment if during the two-year period following a change in control, the Company terminates his employment for any reason other than good cause, or he terminates his employment with the Company for good reason. The amount of the termination payment in that occurrence equals 2.99 multiplied by the sum of (i) Mr. Altabef’s highest annual base salary prior to his date of termination; and (ii) Mr. Altabef’s eligible target bonus for the fiscal year of his termination. In addition, for a period of 36 months following such a termination, Mr. Altabef is eligible to continue to receive the medical and dental coverage in effect as of the date of his termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rates as may be charged from time to time for associates of the Company generally, as if he had continued in employment during such period.

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Mr. Patz is entitled to receive a termination payment if his employment is terminated for any reason within 30 days following a change in control. The change in control payment equals 2.99 multiplied by the sum of (i) Mr. Patz’s highest annual base salary prior to his date of termination; and (ii) Mr. Patz’s eligible target bonus for the fiscal year of his termination. In addition, for a period of 36 months following such a termination, Mr. Patz is eligible to continue to receive the medical and dental coverage in effect as of the date of his termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rates as may be charged from time to time for associates of the Company generally, as if he had continued in employment during such period.

Under their employment agreements, a change in control occurs (a) when a person or entity owns at least 40% or more of the voting power of our outstanding securities, but a change in control will not be deemed to occur as a result of a transaction in which MICROS becomes a subsidiary of another corporation and in which our stockholders immediately before the transaction beneficially own, immediately after the transaction, more than 60% of the voting power of the parent company, (b) the consummation of a merger or consolidation of MICROS with another corporation where the stockholders of MICROS immediately before the transaction will not beneficially own, immediately after the transaction, at least 60% of the voting power of the surviving company or where the members of the Board of Directors immediately before the transaction would not constitute a majority of the board immediately after the transaction, (c) a sale or other disposition of all or substantially all of our assets, or our liquidation or dissolution, or (d) directors are elected such that a majority of the new members of the board are different than the directors who were members before the election or nomination, unless the election or nomination of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

See also “Compensation Discussion and Analysis – Limit on Change in Control Payment” above for additional information regarding limits that would apply to change in control payments that an executive officer would otherwise be eligible to receive.

In addition, under the terms of the 1991 Stock Option Plan, except as noted below, all options, including unvested options, are exercisable for 30 days before the termination of the plan as a result of our dissolution or liquidation, upon a reorganization, merger or consolidation in which we are not the surviving corporation, or upon the sale of substantially all of our property to another corporation. This provision will not apply if an arrangement is made in connection with the transaction for assumption of the options by, or exchange of options for options of a successor employer, subject to appropriate adjustments. Acceleration of the unvested options upon a change in control, as defined, is also provided in the individual option agreements with Messrs. Altabef and Patz.

None of the named executive officers has any contractual entitlement to receive tax gross-up payments in connection with a change in control payment.

The following table shows the amounts that, under the employment agreements with the two named executive officers who have employment agreements, would be paid to each named executive officer in case of the indicated termination of employment events, assuming that the termination occurred on June 30, 2013 (the last business day of fiscal 2013), as well as amounts realized by each named executive officer upon accelerated vesting of options following a change in control.

	Termination by		Resignation or Termination In Connection With a Change in Control
Name	Company Without Good Cause ($)	Resignation for Good Reason ($)	Cash Payment ($)	Vesting of Options ($) (1)

A. L. Giannopoulos (2)	N/A	N/A	N/A	0
Peter A. Altabef (3)	4,750,000	4,750,000	5,681,000	0
Kaweh Niroomand (4)	0	0	0	0
Thomas L. Patz (5)	4,552,359	4,552,359	5,185,354	0
Stefan Piringer (4)	0	0	0	0
Cynthia A. Russo (4)	0	0	0	0

(1)	The amounts in this column represent the value of unvested options that would vest in connection with a change in control, as described above. For each individual, the aggregate value of the unvested options is equal to the product of the excess of the closing price of our Common Stock as of June 30, 2013 over the option exercise price multiplied by the number of shares underlying the unvested portion of the options as of June 30, 2013.
(2)	Mr. Giannopoulos voluntarily retired from MICROS on June 30, 2013. His resignation was not a resignation for “good reason” as defined in his employment agreement; accordingly, he is no longer eligible to receive the termination payments described above.
(3)	Because the amounts in the table are calculated assuming the termination occurred on June 30, 2013, the amounts for Mr. Altabef do not reflect the terms of his First Amendment to Employment Agreement dated September 17, 2013 which automatically renews the term of his agreement on January 1 of each year for successive 36-month renewal terms. In addition, Mr. Altabef is eligible to receive certain continuing medical and dental benefits, as described above in “Termination Payments in Connection with a Change in Control.” Upon his death or disability, Mr. Altabef or his estate, as applicable, will receive the proceeds of life insurance or disability insurance, as applicable, maintained by the Company for his benefit.
(4)	Messrs. Niroomand and Piringer, and Ms. Russo, do not have employment agreements.
(5)	Because the amounts in the table are calculated assuming the termination occurred on June 30, 2013, the amounts for Mr. Patz do not reflect the October 1, 2013 automatic renewal of his agreement for a successive 3 year term. In addition, Mr. Patz is eligible to receive certain continuing medical and dental benefits, as described above in “Termination Payments in Connection with a Change in Control.” Upon his death or disability, Mr. Patz or his estate, as applicable, will receive the proceeds of life insurance or disability insurance, as applicable, maintained by the Company for his benefit.

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Other Amounts and Benefits Payable upon or in connection with Termination

Mr. Giannopoulos’s employment agreement terminated concurrently with his retirement on June 30, 2013. In accordance with the terms of his employment agreement, Mr. Giannopoulos and his spouse are entitled to continue to receive medical coverage through the Company (or generally comparable coverage) for a period of up to ten years following the termination of expiration of his employment agreement, provided that Mr. Giannopoulos (or, upon his death, his spouse) pays to the Company an amount equal to the full COBRA premiums in effect at that time. As noted above, Mr. Giannopoulos’s employment agreement provides that, at his retirement, any options that had not yet vested at that time will vest immediately.

Director Compensation (Fiscal 2013)

In fiscal year 2013, directors other than Messrs. Giannopoulos, Altabef, and Brown received a base fee of $5,000 per quarter for Board service, and $1,500 for each Board meeting attended. In addition, each member of a Board committee received an additional $1,500 for each committee meeting attended, and the Chairman of the Audit Committee received an additional fee of $3,000 per quarter because he has additional review responsibilities and participates in certain financial review meetings with our Finance Department and PricewaterhouseCoopers LLP, our independent registered public accounting firm.

The table below provides information regarding director compensation in fiscal year 2013, which reflects the standard compensation described above. The table does not include compensation for reimbursement of travel expenses related to attending board and board committee meetings, or other reasonable out-of-pocket expenses arising from Board service.

Any director who is not “independent,” as defined by the rules of the NASDAQ Stock Market, or who is receiving any retirement payments from the Company, is not entitled to receive any fees or stock option grants associated with serving on the Board of Directors, or any of its committees, other than reimbursement for actual and usual costs and expenses associated with Board service. Accordingly, Messrs. Altabef and Giannopoulos did not receive additional compensation for serving as a director during fiscal year 2013.

While the Board has determined that Mr. Brown is independent, the Board also has determined that in light of his continued receipt of retirement benefits under the SERP, he will not receive any fees or stock option grants associated with serving on the Board of Directors, other than reimbursement for actual and usual costs and expenses associated with Board service.

The grant of stock options to the Board in fiscal year 2013 was not based on objective or mathematical criteria. Mr. Giannopoulos recommended to the non-recipient Board members the number of shares underlying stock options to be granted to each director other than himself, Messrs. Altabef and Brown. He recommended that each director be granted options to purchase 1,000 shares. The rationale for such a grant was to find a way to supplement the cash fees with a component of equity with a value of approximately half of the base cash fees. For fiscal year 2013, the non-recipient Board members approved the recommendations made by Mr. Giannopoulos.

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See the Summary Compensation Table and other tables above for information regarding the compensation of Messrs. Giannopoulos and Altabef.

Name	Fees Earned ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)

Louis M. Brown, Jr.	0	N/A	N/A	N/A	(46,339)	(2)	60,000	(3)	13,661
B. Gary Dando	45,500	N/A	19,259	N/A	N/A		N/A		64,759
F. Suzanne Jenniches	36,500	N/A	19,259	N/A	N/A		N/A		55,759
John G. Puente	33,500	N/A	19,259	N/A	N/A		N/A		52,759
Dwight S. Taylor	30,500	N/A	19,259	N/A	N/A		N/A		49,759

(1)	Represents the grant date fair value of stock options granted to each of the directors calculated in accordance with ASC Topic 718. For additional information on the assumptions underlying the valuation of these awards, see Note 3 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC.
(2)	Under the SERP, we remain obligated to pay Mr. Brown $60,000 per year through June 30, 2018. The present value of accumulated and unpaid benefits under the SERP for Mr. Brown as of June 30, 2013, was $264,134, which we calculated using a discount rate of 4.40%.
(3)	Constitutes payment to Mr. Brown under the SERP, based on 24% of the annual fee received by Mr. Brown under a consulting agreement with MICROS that expired at the end of fiscal 2008.

Cash Compensation Detail

The following table provides information regarding the nature of fees earned or paid in cash for each director who received such fees.

Name	Base Fees ($)	Board Meeting Fees ($)	Audit Committee Fees ($)		Compensation and Nominating Committee Fees ($)	Total ($)

Louis M. Brown, Jr.	0	0	N/A		N/A	0
B. Gary Dando	20,000	7,500	18,000	(1)	N/A	45,500
F. Suzanne Jenniches	20,000	7,500	6,000		3,000	36,500
John G. Puente	20,000	6,000	4,500		3,000	33,500
Dwight S. Taylor	20,000	7,500	N/A		3,000	30,500

(1)	Mr. Dando’s Audit Committee fees consist of $1,500 for each of the four regular meetings held during fiscal year 2013, and the additional fee of $3,000 per quarter for serving as the Chairman of the Audit Committee.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s financial statements and the financial reporting process, including the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Accordingly, the Audit Committee has reviewed and discussed with management and with PricewaterhouseCoopers LLP the audited consolidated financial statements for the fiscal year ended June 30, 2013. The Audit Committee has also discussed with the Company’s internal auditors and with PricewaterhouseCoopers LLP the overall scope of and plans for their respective audits.

The Audit Committee has met with the internal auditors and with PricewaterhouseCoopers LLP, separately and together, with and without management present, to discuss the Company’s financial reporting process and internal accounting controls in addition to the other matters required to be discussed by the Public Company Accounting Oversight Board Standards, AU Section 380, “Communication with Audit Committees.”

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The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm's independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2013, be included in the Company’s Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.

B. GARY DANDO (Chairman)

JOHN G. PUENTE and F. SUZANNE JENNICHES

Members of the Audit Committee

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board of Directors has adopted a written policy for review and approval, ratification, or rejection of related person transactions. Related person transactions are transactions (i) involving an amount exceeding $120,000, (ii) in which MICROS or any of its controlled subsidiaries participates and (iii) in which a director, director nominee, executive officer, holder of more than 5% of the Company’s outstanding shares, or any immediate family member of any of the foregoing, has a direct or indirect material interest. The policy includes procedures under which directors, director nominees, and executive officers must provide information to the Company’s General Counsel before entry into a related person transaction. If the transaction is subject to the policy, it is considered by the Audit Committee, which may approve or reject the transaction. The policy also has procedures for Audit Committee consideration of ratification of related person transactions that occur without its prior approval as well as inquiries designed to minimize the possibilities of future occurrences without prior Audit Committee approval. The Audit Committee will approve a related person transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the Company.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2)

The Audit Committee of the Company’s Board of Directors has selected the firm of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2014. The ratification of its selection is to be voted upon at the Annual Meeting. PwC has served as the Company’s auditors since August 1990. It is expected that representatives of PwC will be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if they so desire. If the stockholders do not ratify the Audit Committee’s selection of PwC, the Audit Committee will consider the selection of another independent registered public accounting firm.

The following is a summary of PwC fees incurred by the Company for fiscal years 2013 and 2012 for audit and other professional services:

($ in thousands)	2013	2012

AUDIT FEES include fees for the annual audit of the consolidated financial statements and of the effectiveness of the company’s internal control over financial reporting, the review of interim consolidated financial statements, required statutory audits of certain foreign subsidiaries, and assistance with SEC filings	$3,967	$3,820
AUDIT RELATED FEES include fees for due diligence related to the acquisition of Torex	0	296
TAX FEES include fees for tax compliance, and tax advice, including tax return preparation	340	0
ALL OTHER FEES include license fees for online financial reporting and assurance literature	2	2
TOTAL FEES	$4,309	$4,118

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year.

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AMENDMENT TO THE 1991 STOCK OPTION PLAN

(INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN)

(PROPOSAL 3)

The 1991 Stock Option Plan initially was approved by stockholders at the 1991 Annual Meeting. Past amendments approved by stockholders have increased the number of shares authorized for issuance under the 1991 Stock Option Plan to 40,000,000 shares, after giving effect to stock splits effected in the form of stock dividends. At the Annual Meeting, the stockholders will consider the adoption of an amendment to the 1991 Stock Option Plan to authorize the issuance of an additional 1,200,000 shares of Common Stock under the 1991 Stock Option Plan. The increase is being requested to assure that the Company has a sufficient number of shares available to compensate, reward, and provide incentives to current associates, and also to recruit new associates.

If this proposal is approved by the stockholders at the 2013 Annual Meeting, the total number of shares reserved for issuance under the plan will increase to 41,200,000. As of August 31, 2013, 29,246,137 shares have been issued upon exercise of options and 5,001,460 shares underlie currently exercisable options. As of September 30, 2013, the closing market price for the Company’s Common Stock was $49.94 per share.

The Company last sought and obtained approval to authorize issuance of additional shares of Common Stock under the 1991 Stock Option Plan at the 2012 Annual Meeting of Stockholders. The principal features of the 1991 Stock Option Plan, as proposed to be amended in this proposal, are summarized below. The summary is qualified by reference to the complete text of the 1991 Stock Option Plan, as proposed to be amended, which is attached as Exhibit A.

Purpose

The purposes of the 1991 Stock Option Plan are: (i) to provide a performance incentive to and to encourage ownership of MICROS stock by key associates of the Company and its subsidiaries (including officers and directors) so that they may acquire a (or increase their) proprietary interest in the Company and (ii) to encourage these persons to remain in the employ of the Company or its subsidiaries.

Administration

The 1991 Stock Option Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors (the “Administrating Committee”). Currently, the Compensation and Nominating Committee of the Board of Directors serves as the Administrating Committee. The members of the Administrating Committee must be “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Administrating Committee determines the persons to whom options are granted and the terms of the options, including the number of shares covered by each option, vesting provisions, and expiration date.

Authorized Shares; Grant Limit

An aggregate of 40,000,000 shares previously have been authorized for issuance under the 1991 Stock Option Plan. The Company is seeking stockholder approval to amend the plan to increase the aggregate number of authorized shares by 1,200,000 to 41,200,000. The aggregate number of authorized shares will in any event be subject to adjustment upon a merger, consolidation, recapitalization, stock dividend, stock split or combination of shares, or similar transaction. The maximum number of shares subject to options that may be granted during a fiscal year to any individual is 400,000 shares, subject to adjustment as described in the preceding sentence.

Duration, Amendment, and Termination

The 1991 Stock Option Plan became effective as of September 23, 1991, and will terminate on December 31, 2014, unless sooner terminated by the Board of Directors. If Proposal 4 (described below) is adopted, the termination date will be extended to December 31, 2017. The Board of Directors may amend the 1991 Stock Option Plan, but no amendment to the 1991 Stock Option Plan may be made without stockholder approval if the amendment would (i) change the minimum option prices set forth in the 1991 Stock Option Plan, (ii) increase the maximum term of options, (iii) materially increase the benefits accruing to the participants under the 1991 Stock Option Plan, (iv) increase the number of shares of Common Stock that may be subject to options under the 1991 Stock Option Plan, or (v) materially modify the requirements as to eligibility under the 1991 Stock Option Plan.

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Eligibility

The 1991 Stock Option Plan provides for the grant of options to non-employee directors, officers, and other key associates of the Company and its subsidiaries. In fiscal year 2013, 350 officers and other associates, and 4 non-employee directors, had been granted options under the 1991 Stock Option Plan. As of June 30, 2013, we employed 6,506 full-time associates.

Awards under the 1991 Stock Option Plan

The 1991 Stock Option Plan provides for the grant of incentive stock options as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and other options, which are referred to as “non-qualified” options. If an option expires without being exercised in full, the shares of Company Common Stock underlying options that were not exercised will again be available for grant under the 1991 Stock Option Plan. The type and term of each option granted under the 1991 Stock Option Plan are determined by the Administrating Committee. The option exercise price per share cannot be less than the last sale price on the date of grant reported for the Common Stock on the NASDAQ Stock Market. An option may contain other provisions not inconsistent with the terms of the 1991 Stock Option Plan that the Administrating Committee deems appropriate, including a term that enables the Company to purchase an option for cash, provided that any cash payment may not exceed an amount per share in excess of the amount by which the closing fair market value per share on the date of such purchase exceeds the option exercise price per share.

Exercise of Options

An optionee may exercise an option by delivery to the Company of the exercise price, which must be paid either: (i) in cash or by check; or (ii) at the discretion of the Administrating Committee, by delivery of previously owned shares of Common Stock, by a combination of cash and Common Stock, or through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The term of an option may not exceed ten years. An option is exercisable in such installments and at such times during its term as determined by the Administrating Committee. With respect to incentive stock options, the aggregate fair market value of shares underlying options that first may become exercisable by an optionee during any year may not exceed $100,000.

Prohibition of Repricing of Options and “Underwater” Cash Buyouts

The Stock Option Plan expressly prohibits the re-pricing of previously granted stock options without stockholder approval. Accordingly, once an option has been granted at the then current stock price, the option cannot subsequently be “repriced” at a lower price without stockholder approval. Additionally, the Compensation and Nomination Committee prohibits the Company from purchasing “underwater” options from any optionee.

Effect of Termination of Employment

Except as otherwise determined by the Administrating Committee, the following terms will apply upon an optionee’s termination of employment or service as a non-employee director.

•	If the optionee’s employment (or service as a non-employee director) terminates by reason of death, all options granted prior to death become fully exercisable and may be exercised by the optionee’s estate within one year after the date of such death but not later than the date on which the options would otherwise expire.
•	If the optionee’s employment (or service as a non-employee director) is terminated as a result of disability, all options held by the optionee become fully exercisable and may be exercised within one year after termination but not later than the date on which the options would otherwise expire.
•	If an optionee retires on or after age 62, all options held by the optionee become fully exercisable and may be exercised for a period of three months after such retirement, but not later than the date on which the options would otherwise expire; if the optionee dies during the three month period, the optionee’s estate may exercise the option until the first anniversary of the date of the optionee’s retirement, but no later than the date on which such options would otherwise expire.
•	If an optionee’s employment (or service as a non-employee director) terminates for any reason other than for retirement, death or disability, the options held by the optionee, to the extent exercisable as of the date of termination, may be exercised at any time during the thirty (30) day period immediately following the date of termination, but not after the date on which such options would otherwise expire. However, if termination is on account of misconduct or any act that is adverse to the Company, all options will expire as of the date of termination.

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Restriction on Transfer

Options are transferable only by will or by the laws of descent and distribution. During an optionee’s lifetime, an option may be exercised only by the optionee.

Federal Income Tax Treatment

The following is only a general description of the application of federal income tax laws to grants under the 1991 Stock Option Plan. This discussion is intended for the information of stockholders and not as tax guidance to participants, as the consequences may vary with the types of grants made, the identity of the participants and the method of payment or settlement. The summary does not address the effects of other federal taxes that may apply (including possible “golden parachute” excise taxes) or taxes that may be imposed under applicable state, local or foreign tax laws.

Incentive Stock Options. Incentive stock options under the 1991 Stock Option Plan are intended to meet the requirements of Section 422 of the Code. There are no tax liabilities to the optionee upon the grant of an incentive stock option. In general, if an optionee acquires stock upon the exercise of an incentive stock option, no taxable income will result upon such exercise and the Company will not be allowed a deduction as a result of such exercise provided the optionee makes no disposition of the stock within two years from the date of grant and one year after the option is exercised. Under those circumstances, the basis to the optionee of shares acquired on the exercise of an incentive stock option will be equal to the exercise price, and any gain or loss realized upon the sale of the shares acquired will be treated as a capital gain or loss, as applicable. Although the exercise of an incentive stock option will not result in regular income tax liability to an optionee, it may subject the optionee to alternative minimum tax liability. If the optionee fails to satisfy the one- or two-year holding periods described above, the optionee will be treated as having received ordinary income at the time of the disposition of the stock generally equal to the excess of the value of the stock on the date of exercise (or, if less, the amount realized from the disposition) over the exercise price. Any gain in excess of the amount treated as ordinary income will be treated as capital gain. The Company will be entitled to a deduction for the amount taxable to the optionee as ordinary income.

Non-Qualified Options. There are no tax liabilities to the optionee upon the grant of a non-qualified option. In general, an optionee who exercises a non-qualified option will recognize ordinary income in an amount equal to excess of the fair market value of the shares on the date of exercise over the exercise price, and the Company will be entitled to a deduction in the same amount. The optionee’s basis in such shares will generally be the fair market value on the date of exercise, and when the optionee disposes of the shares, he or she will recognize capital gain or loss.

New Plan Benefits

The following table sets forth information regarding the grant of options that is required to be made after the annual meeting if the stockholders approve the amended Plan:

NEW PLAN BENEFITS

MICROS Systems, Inc. 1991 Stock Option Plan

Name and Position	Number of Shares Underlying Options to be Granted(1)

Peter A. Altabef, President and Chief Executive Officer	120,000

Executive Officers as a group	120,000

(1) The grant of options to be made to Mr. Altabef is as provided for under the terms of his employment agreement. See “Compensation Discussion and Analysis – Fiscal Year 2013 Compensation – Stock Options,” for further information.

The Board of Directors recommends a vote FOR the proposal to amend the MICROS Systems, Inc. 1991 Stock Option Plan to authorize the issuance of an additional 1,200,000 shares of Common Stock under the 1991 Stock Option Plan.

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AMENDMENT TO THE 1991 STOCK OPTION PLAN

(EXTENDING THE TERMINATION DATE OF THE PLAN TO DECEMBER 31, 2017)

(PROPOSAL 4)

The 1991 Stock Option Plan, as currently amended, will expire on December 31, 2014. The Board of Directors believes that extending the termination date of the MICROS Systems, Inc. 1991 Stock Option Plan to December 31, 2017 will enable the Company to continue to carry out the purposes of the plan, namely to serve as a performance incentive and to encourage key associates to own Company stock, thereby acquiring or increasing a proprietary interest in the Company, and to remain in the employ of the Company. The 1991 Stock Option Plan is the only plan under which the Company grants equity securities to its associates. The Board of Directors believes that the plan has operated effectively, and that extension of the expiration date is preferable to the expenditure of time and effort to create a new plan for stockholder approval. The proposed amendment does not extend the term of any options previously extended, and does not enable the grant of options for a term that is longer than the maximum ten-year term currently permitted by the plan.

The Company last sought and obtained the approval of the stockholders to extend the duration of the plan at the 2009 Annual Meeting of Stockholders. The principal features of the 1991 Stock Option Plan, as proposed to be amended, are summarized above under “Amendment to the 1991 Stock Option Plan (Increase in the Number of Shares Issuable under the Plan) (Proposal 3).” The summary is qualified by reference to the complete text of the 1991 Stock Option Plan, which is attached as Exhibit A.

The Board of Directors recommends a vote FOR the proposal to extend the termination date of the MICROS Systems, Inc. 1991 Stock Option Plan to December 31, 2017.

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ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(PROPOSAL 5)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Specifically, these rules address the information we must provide in the compensation discussion and analysis, compensation tables and related disclosures included in this proxy statement. In accordance with the advisory vote of our stockholders at the 2011 Annual Meeting of Stockholders, we are providing to our stockholders the opportunity to vote annually to approve, on an advisory basis, the compensation of our named executive officers.

We believe that, as described under “Compensation Discussion and Analysis,” our compensation program incorporates, to a significant extent, a pay-for-performance methodology that has operated effectively for many years. We believe that the alignment of our compensation program to the long-term interests of our stockholders has contributed to our achievement of an average annual total stockholder return over the past one, five and ten years of 15.5%, 15.4%, and 15.7% respectively.

Accordingly, the Board recommends that our stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in the proxy statement for the 2013 Annual Meeting.

This is an advisory vote, which means that the stockholder vote is not binding on us. Nevertheless, our Compensation and Nominating Committee values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends an advisory vote FOR the approval of the compensation of our named executive officers.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC.

To our knowledge, based on information provided to us, our officers and directors (we are not aware of any person that owns more than 10% of our common stock), satisfied applicable filing requirements during fiscal year 2013.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 30, 2013 regarding securities issuable under our 1991 Stock Option Plan, which is our only equity compensation plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,791,070	$37.21	3,136,501

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	7,791,070	$37.21	3,136,501

(1) The amounts shown in the table include both options that are exercisable as of June 30, 2013, and options that are not exercisable as of June 30, 2013.

HOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for notices of Internet availability of proxy materials and, if applicable, proxy statements and Annual Report on Form 10-K, with respect to two or more stockholders sharing the same address by delivering a single copy of the material addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household notices of Internet availability of proxy materials and, if applicable, Annual Report on Form 10-K and proxy materials, by delivering a single copy of the material to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders.

If a stockholder wishes in the future to receive a separate notice of Internet availability of proxy materials or, if applicable, the Annual Report on Form 10-K and proxy statement, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request to the stockholder’s broker if the shares are held in a brokerage account or to MICROS Systems, Inc., Attn: Investor Relations Department, 7031 Columbia Gateway Drive, Columbia MD 21046-2289, telephone number: (443) 285-8029, if the shares are registered in the name of the stockholder. We will send additional copies of the relevant material promptly following receipt of a request for additional copies.

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SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposals submitted by Stockholders for inclusion in the Company’s proxy statement and proxy for the 2014 Annual Meeting of Stockholders of the Company must be addressed to the attention of the Corporate Secretary c/o MICROS Systems, Inc., 7031 Columbia Gateway Drive, Columbia, Maryland 21046, and received no later than June 13, 2014. Such proposals must comply in all respects with applicable rules and regulations of the SEC relating to such inclusion.

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2014 Annual Meeting of Stockholders other than a proposal for inclusion in the proxy statement pursuant to SEC regulations, or who wants to nominate a person for election to the Board of Directors at that meeting, must provide a written notice to the Corporate Secretary of MICROS that sets forth the specified information described in our By-Laws, as amended, concerning the proposed business or nominee. The notice must be delivered to the Corporate Secretary, c/o MICROS System, Inc., 7031 Columbia Gateway Drive, Columbia, MD 21046-2289, no earlier than May 14, 2014 and no later than June 13, 2014. The requirements of the notice are set forth in our By-Laws, as amended, a copy of which can be obtained upon request directed to the Corporate Secretary at the address set forth on the first page of this proxy statement.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those discussed in this proxy statement that are to be presented for action at the Annual Meeting. If any other business properly comes before the Annual Meeting, the persons named in the accompanying form of proxy will vote in regard to those matters in their discretion.

ANNUAL REPORT AND FORM 10-K

We have filed an Annual Report on Form 10-K for our fiscal year ended June 30, 2013, with the U.S. Securities and Exchange Commission (“SEC”). Stockholders may obtain, free of charge, a copy of the Annual Report on Form 10-K by writing to the Corporate Secretary at MICROS Systems, Inc., 7031 Columbia Gateway Drive, Columbia, MD 21046-2289. Our Annual Report on Form 10-K is also available from the SEC website, www.sec.gov, or through our website, www.micros.com. The information on our website is not incorporated into and is not a part of this Proxy Statement or the Annual Report.

By Order of the Board of Directors,

Columbia, Maryland	/s/Thomas L. Patz
October 11, 2013	Thomas L. Patz, Executive Vice President,
Strategic Initiatives, General Counsel and
Corporate Secretary

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EXHIBIT A

MICROS SYSTEMS, INC.

1991 STOCK OPTION PLAN

(REFLECTING THE AMENDMENTS ADDRESSED IN PROPOSAL 3 AND PROPOSAL 4)

1. PURPOSE OF PLAN. The purpose of the MICROS Systems, Inc. 1991 Stock Option Plan, as amended (the “Plan”), is to serve as a performance incentive and to encourage the ownership of MICROS Systems, Inc. (the “Company”) stock by key associates of the Company and its subsidiaries (including officers and directors) so that the person to whom the option is granted may acquire a (or increase his or her) proprietary interest in the Company and its subsidiaries and in order to encourage such person to remain in the employ of the Company or its subsidiaries. In addition, non-employee directors may participate in the Plan as provided herein. Options granted pursuant to the Plan may consist of incentive stock options (“ISOs”) (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) and nonqualified options.

2. ADMINISTRATION. The Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors; except that if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors. The Committee shall consist of not less than two (2) members of the Board of Directors. Members of the Committee shall be “non-employee directors” (within the meaning of Rule 240.16(b)-3 of the Securities and Exchange Commission). The Committee shall determine the purchase price of the stock covered by each option, the associates and non-employee directors to whom, and the time or times at which, options shall be granted, the number of shares to be covered by each option, and the term of each option. In addition, the Committee shall have the power and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan. If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3. EFFECTIVENESS AND TERMINATION OF PLAN.

(a)	The Plan shall become effective as of September 23, 1991.

(b)	This Plan shall terminate on the earliest of (i) December 31, 2017, (ii) the date when all shares of the Company’s Common Stock (the “Shares”) reserved for issuance under the Plan have been acquired through the exercise of options granted under the Plan, or (iii) such earlier date as determined by the Board of Directors. Any option outstanding under the Plan at the time of the Plan’s termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

4. GRANTEES. Subject to Section 2, options may be granted to key associates (including directors and officers) and non-employee directors of the Company and its subsidiaries as determined by the Committee (each such employee or director, a “Grantee”); provided, however, ISOs shall only be granted to associates.

5. THE SHARES. Subject to Section 7, the aggregate number of Shares which may be issued under the Plan shall be 41,200,000. Such number of Shares may be set aside out of the authorized but unissued Common Stock not reserved for any other purpose or out of Common Stock held in or acquired for the treasury of the Company. If all or part of an expired option is unexercised, the Shares which were not exercised may again be available for grant under the Plan.

6. GRANT, TERMS AND CONDITIONS OF OPTIONS. Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions.

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(a)	Price. The purchase price of the Shares subject to an option shall be no less than the fair market value of the Shares at the time of grant; provided, however, if an ISO is granted to a person owning Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company as defined in Section 422 of the code (“10% Stockholder”), the purchase price shall be no less than 110% of the fair market value of the Shares. The fair market value of the Shares shall be determined by and in accordance with procedures to be established by the Committee, whose determination shall be final. If the Common Stock is admitted to trading on a national securities exchange on the date the option is granted, fair market value shall not be less than the last sales price reported for the Common Stock on such exchange on such date or on the last date preceding such date on which a sale was reported. Except as set forth in the following sentence, the exercise price shall be paid in full in United States dollars in cash or by check at the time of exercise. At the discretion of the Committee, the exercise price may be paid (i) by delivery of Common Stock already owned by, and in possession of, the Grantee; (ii) by delivery of any combination of United States dollars or Common Stock or (iii) through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or any successor regulation of the agency then responsible for administering margin regulations pertaining to securities brokers.

(b)	Limit on Incentive Option Amount. Notwithstanding any provisions contained herein to the contrary, the Shares covered by an ISO granted to a Grantee which are exercisable for the first time during any calendar year shall not exceed the $100,000 limitation in Section 422 of the Code.

(c)	Duration and Exercise of Options. An option may be granted for a term as determined by the Committee but not exceeding ten (10) years from the date of grant; provided, however, the term of an ISO granted to a 10% Stockholder may not exceed five (5) years. Options shall be exercised at such time and in such amounts (up to the full amount thereof) as may be determined by the Committee at the time of grant. If an option is exercisable in installments, the Committee shall determine what events, if any, will accelerate the exercise of the option.

The Plan shall be subject to approval by the Company’s stockholders within one (1) year from the date on which it was adopted. Prior to such stockholder approval, options may be granted under the Plan, but any such option shall not be exercisable prior to such stockholder approval. If the Plan is not approved by the Company’s stockholders, the Plan shall terminate and all options theretofore granted under the Plan shall terminate and become null and void.

(d)	Termination of Employment. Except as otherwise determined by the Committee, upon the termination of a Grantee’s employment (or service as a non-employee director), the Grantee’s rights to exercise an option shall be as follows:

(i)	If the Grantee’s employment (or service as a non-employee director) is terminated on account of total and permanent disability (pursuant to the Company’s long-term disability plan for Grantees who are associates) and as defined in Section 22(e)(3) of the Code), any option shall become fully (100%) vested as of the date of termination and may be exercised by the Grantee (or by the Grantee’s estate if the Grantee dies after termination) at any time within one (1) year after termination on account of disability but in no event after the expiration of the term of the option.

(ii)	In the case of a Grantee whose employment (or service as a non-employee director) is terminated by death, any option shall become fully (100%) vested as of the date of death and the Grantee’s estate shall have the right for a period of one (1) year following the date of such death to exercise the option but in no event after the expiration of the term of the option.

(iii)	In the case of a Grantee who retires from the Company and its subsidiaries after attaining age 62, an option shall become fully (100%) vested as of the date of retirement and the Grantee may, within the three-month period following retirement, exercise such option but in no event after the expiration of the term of the option. If the Grantee dies during such three-month period, the Grantee’s estate may exercise such option during the period ending on the first anniversary of the Grantee’s retirement but in no event after the expiration of the term of the option.

(iv)	In the case of a Grantee whose employment with the Company and its subsidiaries (or service as a non-employee director) is terminated for any reason other than death, disability or retirement, the Grantee (or the Grantee’s estate in the event of the Grantee’s death after such termination) may, within the 30-day period following such termination, exercise an option to the extent the right to exercise had accrued prior to such termination but in no event after the expiration of the term of the option. Notwithstanding the foregoing, if the Grantee’s termination of employment is on account of misconduct or any act that is adverse to the Company, the Grantee’s option shall expire as of the date of termination of employment.

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(v)	A Grantee’s “estate” shall mean the executors, administrators, or beneficiaries of the estate of the Grantee. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee’s death or disability and to supply it with a copy of the will (in the case of the Grantee’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an option. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(e)	Transferability of Option. Options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Grantee’s lifetime only by the Grantee.

(f)	Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an option shall be evidenced by such form of agreement as is approved by the Committee, and consistent with the terms hereof. Notwithstanding the foregoing, no modification of an option shall, without the consent of the Grantee, alter or impair any rights or obligations under any option theretofore granted under the Plan nor shall any modification be made which shall adversely affect the status of an ISO as an incentive stock option under Section 422 of the Code.

(g)	Minimum Number of Shares. The minimum number of Shares for which an option may be exercised at any time shall be 100 shares, unless the unexercised portion of the option covers a lesser number of Shares.

(h)	Maximum Number of Shares. Subject to adjustments as provided in Section 7(a) hereof, the maximum number of Shares subject to options that may be granted hereunder during any one fiscal year of the Company to any one individual shall be limited to 400,000 Shares.

(i)	Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate, including a provision permitting the Company or a subsidiary to reacquire an option for cash. Notwithstanding anything to the contrary herein: (i) the Company or a subsidiary may not reacquire an option for consideration per underlying share in excess of the amount by which the closing price of a share on the date of the reacquisition exceeds the purchase price (exercise price) of the option with respect to such underlying share; and (ii) the Committee may not reprice options, nor may the Board amend the Plan to permit repricing of options , unless the stockholders of the Company provide prior approval for such repricing. For purposes of this Section 7(i), “closing price” means, on a given date, the closing price of a Share as reported on such date on the composite tape of the principal national securities exchange on which the Shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the per Share closing bid price on such date as quoted on such market in which such prices are regularly quoted, or, if there is no market on which the Shares are regularly quoted, the closing price shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such composite tape or such national securities exchange on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

7. CAPITAL STRUCTURE CHANGES.

(a)	If the outstanding shares of the Company’s Common Stock are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Board of Directors shall make appropriate and proportionate adjustments in the number, kinds and limits of shares available for options pursuant to the Plan or subject to any outstanding options and in the purchase price therefore. The determination of the Board of Directors as to such adjustments shall be conclusive.

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(b)	Fractional Shares resulting from any adjustment in options pursuant to Section 7 shall be eliminated at the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional Shares eliminated by rounding. Notice of any adjustments shall be given by the Committee to each Grantee whose option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(c)	Upon dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon the sale of substantially all of the property of the Company to another corporation, the Plan and options issued thereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options shall be exercisable in full for at least 30 days prior to the termination date whether or not otherwise exercisable during such period.

(d)	Options may be granted under this Plan from time to time in substitution for similar options held by associates of corporations who become or are about to become associates of the Company or a subsidiary as the result of a merger or consolidation, the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of the fifty percent (50%) or more of the stock of the employing corporation causing it to become a subsidiary.

8. SECURITIES LAW REQUIREMENTS. No option granted pursuant to this Plan shall be exercisable in whole or in part nor shall the Company be obligated to sell any Shares subject to any such option if such exercise or sale, in the opinion of counsel for the Company, violates the Securities Act of 1933 (or other federal or state statutes having similar requirements). Each option shall be subject to the further requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares subject to such option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such option or the issuance of Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee may require each person purchasing Shares pursuant to an option to represent to and agree with the Company in writing that he is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9. AMENDMENTS. The Board of Directors may amend or terminate the Plan in whole or in part as it deems appropriate and proper; provided, however, except as provided in Section 7, (i) without stockholder approval no action may be taken which changes the minimum option price, increases the maximum term of options, materially increases the benefits accruing to Grantees under the Plan, increases the number of Shares which may be subject to options pursuant to this Plan, or materially modifies the requirements as to eligibility for participation hereunder, and (ii) without the consent of the Grantee, no action may be taken which adversely affects the rights of such Grantee concerning an option. In addition, no options granted hereunder shall be re-priced to a price other than the exercise price on the original grant date.

10. NO EMPLOYMENT RIGHT. Neither this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer or employee of the Company or any of its subsidiaries.

11. INDEMNIFICATION. Each person who is or at any time serves as a member of the Board of Directors or the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person’s own behalf. The foregoing persons may be entitled to other indemnities under the charter or by-laws of the Company or any of its subsidiaries, as a matter of law, or under any power that the Company or a subsidiary may have.

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12. GOVERNING LAW. Except to the extent preempted by federal law, all matters relating to this Plan or to options granted hereunder shall be governed by the laws of the State of Maryland.

13. EXPENSES; PROCEEDS. The expenses of implementing and administering this Plan shall be borne by the Company and its subsidiaries. Proceeds from the sale of Common Stock under the Plan shall constitute general funds of the Company.

14. TITLES AND HEADINGS. The titles and headings of the Sections in this Plan are for convenience of reference only; in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

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